                                                                   Exhibit 10.23

                                                                   -------------

                                                                  CONFORMED COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT
                                   dated as of
                               February 14, 2001,
                          as amended and restated as of
                                 March 30, 2001
                                      among

                             ALAMOSA HOLDINGS, INC.,

                            ALAMOSA (DELAWARE), INC.,

                             ALAMOSA HOLDINGS, LLC,

                            The Lenders Party Hereto,

                         EXPORT DEVELOPMENT CORPORATION,
                           as Co-Documentation Agent,

                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent,

                         TORONTO DOMINION (TEXAS), INC.,
                              as Syndication Agent,

                                       and

                               CITICORP USA, INC.,
                  as Administrative Agent and Collateral Agent

                           ---------------------------

                       EXPORT DEVELOPMENT CORPORATION and

                          FIRST UNION SECURITIES, INC.,
                               as Lead Arrangers,

                                       and

                          SALOMON SMITH BARNEY INC. and
                            TD SECURITIES (USA) INC.,
                 as Joint Lead Arrangers and Joint Book Managers

                                TABLE OF CONTENTS

                                                                        Page

                                    ARTICLE I

                                   Definitions

         SECTION 1.01.  Defined Terms.....................................5
         SECTION 1.02.  Classification of Loans and Borrowings...........41
         SECTION 1.03.  Terms Generally..................................41
         SECTION 1.04.  Accounting Terms; GAAP...........................42

                                   ARTICLE II

                                   The Credits

         SECTION 2.01.  Commitments......................................42
         SECTION 2.02.  Loans and Borrowings.............................43
         SECTION 2.03.  Requests for Borrowings..........................44
         SECTION 2.04.  Letters of Credit................................45
         SECTION 2.05.  Funding of Borrowings............................50
         SECTION 2.06.  Interest Elections...............................51
         SECTION 2.07.  Termination and Reduction of Commitments ........53
         SECTION 2.08.  Repayment of Loans; Evidence of Debt.............54
         SECTION 2.09.  Automatic Commitment Reductions;
                          Amortization of Term Loans.....................55
         SECTION 2.10.  Prepayment of Loans..............................57
         SECTION 2.11.  Fees.............................................59
         SECTION 2.12.  Interest.........................................60
         SECTION 2.13.  Alternate Rate of Interest.......................61
         SECTION 2.14.  Increased Costs..................................62
         SECTION 2.15.  Break Funding Payments...........................63
         SECTION 2.16.  Taxes............................................64
         SECTION 2.17.  Payments Generally; Pro Rata
                          Treatment; Sharing of Set-offs.................65
         SECTION 2.18.  Mitigation Obligations; Replacement
                          of Lenders.....................................67

                                   ARTICLE III

                         Representations and Warranties

         SECTION 3.01.  Organization; Powers.............................69
         SECTION 3.02.  Authorization; Enforceability....................69
         SECTION 3.03.  Governmental Approvals; No Conflicts.............69
         SECTION 3.04.  Financial Condition; No Material
                          Adverse Change.................................70
         SECTION 3.05.  Properties.......................................71
         SECTION 3.06.  Litigation and Environmental Matters.............72
         SECTION 3.07.  Compliance with Laws and Agreements .............72
         SECTION 3.08.  Investment and Holding Company Status ...........73
         SECTION 3.09.  Taxes............................................73
         SECTION 3.10.  ERISA............................................73
         SECTION 3.11.  Disclosure.......................................73
         SECTION 3.12.  Restricted Subsidiaries..........................74
         SECTION 3.13.  Absence of Non-Permitted Obligations.............75
         SECTION 3.14.  Licenses.........................................75
         SECTION 3.15.  Insurance........................................75
         SECTION 3.16.  Labor Matters....................................76
         SECTION 3.17.  Solvency.........................................76
         SECTION 3.18.  Use of Proceeds..................................77
         SECTION 3.19.  FCC Compliance...................................77
         SECTION 3.20.  Security Documents...............................78
         SECTION 3.21.  Copyrights, Trademarks, etc......................79
         SECTION 3.22.  Federal Regulations..............................79
         SECTION 3.23.  Total Borrower Capital...........................79

                                   ARTICLE IV

                                   Conditions

         SECTION 4.01.  Restatement Effective Date.......................79
         SECTION 4.02.  Each Credit Event................................86

                                    ARTICLE V

                              Affirmative Covenants

         SECTION 5.01.  Financial Statements and Other Information.......87
         SECTION 5.02.  Notices of Material Events.......................90
         SECTION 5.03.  Information Regarding Collateral.................90
         SECTION 5.04.  Existence; Conduct of Business...................91
         SECTION 5.05.  Payment of Obligations...........................92
         SECTION 5.06.  Maintenance of Properties........................92
         SECTION 5.07.  Insurance........................................92
         SECTION 5.08.  Casualty and Condemnation........................92
         SECTION 5.09.  Books and Records; Inspection
                          and Audit Rights...............................92
         SECTION 5.10.  Compliance with Laws.............................93
         SECTION 5.11.  Use of Proceeds and Letters of Credit............93
         SECTION 5.12.  Additional Subsidiaries..........................93
         SECTION 5.13.  Further Assurances...............................93
         SECTION 5.14.  Interest Rate Protection.........................95
         SECTION 5.15.    Post-Closing Matters...........................95

                                   ARTICLE VI

                               Negative Covenants

         SECTION 6.01.  Indebtedness; Certain Equity Securities .........96
         SECTION 6.02.  Liens............................................99
         SECTION 6.03.  Fundamental Changes.............................100
         SECTION 6.04.  Investments, Loans, Advances,
                          Guarantees and Acquisitions...................102
         SECTION 6.05.  Asset Sales.....................................103
         SECTION 6.06.  Sale and Leaseback Transactions.................105
         SECTION 6.07.  Hedging Agreements..............................105
         SECTION 6.08.  Restricted Payments; Certain
                          Payments of Indebtedness......................106
         SECTION 6.09.  Transactions with Affiliates....................107
         SECTION 6.10.  Restrictive Agreements..........................108
         SECTION 6.11.  Amendment of Material Documents.................109
         SECTION 6.12.  Certain Financial Covenants.....................109
         SECTION 6.13.  Liabilities of Special Purpose Subsidiaries.....113
         SECTION 6.14.  Designation of Unrestricted Subsidiaries........113

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01.  Notice..........................................122
         SECTION 9.02.  Waivers; Amendments.............................122
         SECTION 9.03.  Expenses; Indemnity; Damage Waiver..............125
         SECTION 9.04.  Successors and Assign...........................127
         SECTION 9.05.  Survival........................................130
         SECTION 9.06.  Counterparts; Integration; Effectiveness........130
         SECTION 9.07.  Severability....................................131
         SECTION 9.08.  Right of Setoff.................................131
         SECTION 9.09.  GOVERNING LAW; JURISDICTION;
                          CONSENT TO SERVICE OF PROCESS.................131
         SECTION 9.10.  WAIVER OF JURY TRIAL............................132
         SECTION 9.11.  Headings........................................133
         SECTION 9.12.  Confidentiality.................................133
         SECTION 9.13.  Interest Rate Limitation........................134
         SECTION 9.14.  Release of Subsidiaries.........................134
         SECTION 9.15.  Roberts Term Loans, WOW Term
                          Loans and Southwest Term Loans................135


SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.14 -- Network Area/Licenses
Schedule 3.15 -- Insurance
Schedule 3.22 -- Mortgaged Property
Schedule 4.01 -- Consents and Approvals
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.10 -- Existing Restrictions

EXHIBITS:

--------
Exhibit A     --    Form of Assignment and Acceptance
Exhibit B-1   --    Form of Opinion of Borrower's Counsel
Exhibit B-2   --    Opinion of Sprint's Counsel
Exhibit B-3   --    Form of Opinion of Local Counsel
Exhibit C     --    Form of Amended and Restated Guarantee Agreement
Exhibit D     --    Form of Amended and Restated Indemnity,
                    Subrogation and Contribution Agreement
Exhibit E     --    Form of Amended and Restated Pledge Agreement
Exhibit F     --    Form of Amended and Restated Security Agreement
Exhibit G     --    Form of Amended and Restated Consent and Agreement

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 14, 2001, as amended and restated as of March 30, 2001 (this "Agreement"), among ALAMOSA HOLDINGS, INC., a Delaware corporation ("Superholdings"), ALAMOSA (DELAWARE), INC., a Delaware corporation formerly known as Alamosa PCS Holdings, Inc. ("Alamosa Delaware"), ALAMOSA HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), the LENDERS party hereto, EXPORT DEVELOPMENT CORPORATION, as Co-Documentation Agent (the "Co-Documentation Agent"), FIRST UNION NATIONAL BANK, as Documentation Agent (the "Documentation Agent"), TORONTO DOMINION (TEXAS), INC., as Syndication Agent (the "Syndication Agent"), and CITICORP USA, INC. as Administrative Agent and Collateral Agent (the "Administrative Agent").

          Superholdings, Alamosa Delaware, the Borrower, the Lenders, the Co-Documentation Agent, the Documentation Agent, Syndication Agent and the Administrative Agent are parties to a Credit Agreement dated as of February 14, 2001 (the "Original Credit Agreement"), pursuant to which the Lenders have extended credit in the form of (a) Term Loans during the Term Availability Period in an aggregate principal amount not in excess of $240,000,000, including $20,000,000 of Roberts Term Loans and $10,000,000 of WOW Term Loans, and (b) Revolving Loans during the Revolving Availability Period in an aggregate principal amount not in excess of $40,000,000. On February 14, 2001 (the "Original Effective Date"), the Borrower borrowed $150,000,000 of Term Loans under the Original Credit Agreement, including $20,000,000 of Roberts Term Loans and $10,000,000 of WOW Term Loans.

          The Borrower has requested that the Original Credit Agreement be amended and restated by this Agreement in order to provide for an extension of credit by the Lenders in the form of (a) Term Loans during the Term Availability Period in an aggregate principal amount not in excess of $293,000,000, including $53,000,000 of Southwest Term Loans, $20,000,000 of Roberts Term Loans and $10,000,000 of WOW Term Loans, and (b) Revolving Loans during the Revolving Availability Period in an aggregate principal amount not in excess of $40,000,000, and to make certain other changes to the terms and conditions of the Original Credit Agreement.

          Pursuant to or in connection with: (A) an agreement and plan of merger (the "Southwest Agreement") entered into among Superholdings, Forty Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of Superholdings ("Southwest Merger Sub"), Southwest PCS Holdings, Inc., a Delaware corporation ("Southwest Holdings"), and Southwest Holdings's stockholders, Southwest Holdings will merge with and into Southwest Merger Sub, with Southwest Holdings surviving the merger, in a transaction in which the stockholders of Southwest Holdings receive merger consideration consisting of common stock of Superholdings and up to $5,000,000 in cash (such transaction being referred to herein as the "Southwest Merger Transaction").

          In connection with the Southwest Merger Transaction and immediately following the consummation thereof, (a) Alamosa PCS Holdings, Inc., a Delaware corporation, will merge with and into Southwest Holdings, with Southwest Holdings surviving the merger but with such surviving entity retaining the name Alamosa PCS Holdings, Inc. ("APCS"), (b) APCS will contribute 100% of its ownership interests in SWGP, L.L.C. and SWLP, L.L.C., each an Oklahoma limited liability company (collectively, the "Oklahoma LLCs"), to Alamosa Delaware, (c) Alamosa Delaware will contribute 100% of such ownership interests in the Oklahoma LLCs to the Borrower, (d) on the date hereof, Alamosa Delaware will make an equity contribution (the "Additional Alamosa Delaware Contribution") to the Borrower of not less than $22,000,000, (e) the Borrower will obtain the amended and restated senior secured credit facilities provided for in this Agreement, (f) the existing $60,000,000 bank credit facility of Southwest PCS, L.P., a wholly owned subsidiary of the Oklahoma LLCs ("Southwest" and, together with the Oklahoma LLCs, the "Southwest Entities"; the Southwest Entities, together with Southwest Holdings, the "Targets"), with BNP Paribas (the "Southwest Facility") will be terminated, all commitments thereunder will be canceled and all outstanding indebtedness thereunder will be repaid and all other indebtedness of the Targets, including (1) the $12,500,000 senior subordinated debentures held by Paribas Capital Funding, LLC, (2) the $7,500,000 junior subordinated debentures held by Allied Capital Corp. and (3) the $7,000,000 note held by Chickasaw Holding Company, will be terminated and all outstanding indebtedness thereunder, including accrued interest thereon, will be repaid and (g) fees and expenses in connection with the Southwest Transactions (as defined below) in an aggregate amount of approximately $11,603,000 (the "Transaction Costs") will be paid. The transactions described in this paragraph, together with the Southwest Merger Transaction are collectively referred to herein as the "Southwest Transactions".

          In connection with entering into the Original Credit Agreement and pursuant to or in connection with: (A) an agreement and plan of reorganization entered into among Alamosa Delaware, Superholdings, Alamosa Sub I, Inc., a Delaware corporation formed by Superholdings ("Merger Sub") and Roberts Wireless Communications L.L.C., a Delaware limited liability company ("Roberts") and the members thereof, (a) the members of Roberts formed a new limited liability company ("RW Holdings") that owned all the outstanding equity interests in Roberts, and (b) RW Holdings merged with and into Superholdings, with Superholdings surviving the merger, in a transaction in which the members of RW Holdings received merger consideration consisting of common stock of Superholdings and up to $4,000,000 in cash (such transactions being referred to herein collectively as the "Roberts Merger"); and (B) an agreement and plan of reorganization entered into among Alamosa Delaware, Superholdings, Merger Sub and Washington Oregon Wireless, LLC, a Delaware limited liability company ("WOW") and certain of the members thereof, (a) the members of WOW formed a new limited liability company ("WOW Holdings") that owned all the outstanding equity interests in WOW, and (b) WOW Holdings merged with and into Superholdings with Superholdings surviving the merger, in a transaction in which the members of WOW Holdings received merger consideration consisting of common stock of Superholdings and up to $12,500,000 in cash (such transactions being referred to herein collectively as the "WOW Merger"). In connection with the foregoing and immediately following the consummation of the Roberts Merger and the WOW Merger
(i) pursuant to an agreement and plan of reorganization among Alamosa Delaware, Alamosa PCS Holdings, Inc., Superholdings and Merger Sub, Alamosa PCS Holdings, Inc. merged with and into Merger Sub with Alamosa PCS Holdings, Inc. surviving the merger as a wholly owned subsidiary of Superholdings in a transaction in which the shareholders of Alamosa PCS Holdings, Inc. received merger consideration consisting of common stock of Superholdings and (ii) Superholdings became a publicly held corporation. The transactions described in this paragraph are referred to herein as the "Roberts/WOW Merger Transactions" and, together with the Southwest Merger Transaction, the "Merger Transactions".

          In addition, in connection with the Roberts/WOW Merger Transactions and immediately following the consummation thereof, (a) Superholdings contributed 100% of its ownership interests in Roberts and WOW to Alamosa PCS Holdings, Inc., (b) Alamosa PCS Holdings, Inc. contributed 100% of such ownership interests in Roberts and WOW to Alamosa Delaware, (c) Alamosa Delaware contributed 100% of such ownership interests in Roberts and WOW to the Borrower,
(d) Alamosa Delaware contributed 100% of the equity interests in Alamosa PCS, Inc. ("Alamosa") to the Borrower, (e) on the Original Effective Date, Alamosa Delaware or a subsidiary thereof made an equity contribution (the "Alamosa Delaware Contribution") to the Borrower of not less than $150,000,000 by (i) contributing to the Borrower (or its subsidiaries) outstanding loans theretofore made by Alamosa Delaware or a subsidiary thereof to Roberts or its Affiliates and WOW and/or by (ii) making a direct or indirect cash contribution to the equity of the Borrower, in an amount equal to the amount, if any, by which the required equity contribution exceeds the principal amount plus accrued interest thereon of such contributed loans, (f) on the Original Effective Date, Alamosa Delaware contributed to the Borrower and/or one or more subsidiaries thereof an amount equal to $178,500,000 of the net proceeds from the issuance of the 12 1/2% Senior Notes due 2011 of Alamosa Delaware, (g) the existing $175,000,000 bank credit facility of Alamosa with the Export Development Corporation (the "EDC Facility") was terminated, all commitments thereunder were terminated and all outstanding indebtedness thereunder was repaid, (h) the Borrower obtained the senior secured credit facilities provided for under Original Credit Agreement and (i) fees and expenses in connection with the Roberts/WOW Transactions (as defined below) in an aggregate amount of approximately $17,800,000 were paid. The transactions described in this paragraph, together with the Roberts/WOW Merger Transactions are collectively referred to herein as the "Roberts/WOW Transactions" and, together with the Southwest Transactions, as the "Transactions".

          On the Original Effective Date, the proceeds of (i) the Roberts Term Loans were used solely to refinance an equivalent principal amount of Existing Roberts Indebtedness, (ii) the WOW Term Loans were used solely to refinance an equivalent principal amount of Existing WOW Indebtedness and (iii) the remaining Term Loans made on the Original Effective Date, together with proceeds from the Alamosa Delaware Contribution, were used solely to (a) pay the cash portion of the merger consideration of Roberts and WOW, (b) refinance the EDC Facility, (c) refinance existing indebtedness of Roberts and WOW and (d) pay fees and expenses related to the Roberts/WOW Transactions. The proceeds of (i) the Southwest Term Loans are to be used solely to refinance an equivalent principal amount of Existing Southwest Indebtedness and (ii) the remaining Term Loans and Revolving Loans made after the Restatement Effective Date are to be used for general corporate purposes of the Borrower and the Subsidiaries, including funding capital expenditures, subscriber acquisition and marketing costs, purchases of spectrum and working capital needs.

          The Lenders, the Co-Documentation Agent, the Documentation Agent, Syndication Agent and the Administrative Agent are willing to amend and restate the Original Credit Agreement in the form of this Agreement and the Lenders are willing to extend the credit provided for herein to the Borrower on the terms and subject to the conditions set forth herein.


Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Citicorp USA, Inc., in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative
Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent.

          "Aggregate Service Revenue" means for any period, total revenues less revenues from equipment sales of Alamosa Delaware and its Restricted Subsidiaries.

          "Alamosa" means Alamosa PCS, Inc., a Delaware corporation and a wholly owned subsidiary of the Borrower.

          "Alamosa Delaware" means Alamosa (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of APCS.

          "Alamosa Delaware Indentures" means (i) the 12 7/8% Senior Discount Notes Indenture and (ii) the 12 1/2% Senior Notes Indenture.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Citibank Base Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1/2 of 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Annualized EBITDA" means, in respect of any fiscal quarter, Consolidated EBITDA for the two consecutive fiscal quarters ending on the last day of such fiscal quarter, multiplied by two.

          "APCS" means Alamosa PCS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Superholdings. APCS is the surviving entity of the merger of Alamosa PCS Holdings, Inc. with and into Southwest Holdings.

          "Applicable Commitment Fee Rate" means, with respect to the commitment fee payable pursuant to Section 2.11(a), a rate per annum equal to (x) 1.50% for each day on which Usage is less than or equal to 33.33%, (y) 1.25% for each day on which Usage is greater than 33.33% but less than or equal to 66.66% and (z) 1.00% for each day on which Usage is greater than 66.66%. For purposes of the foregoing, "Usage" means, on any date, the percentage obtained by dividing (i) the sum of the aggregate outstanding Term Loans and the aggregate Revolving Exposure on such date by (ii) the sum of the aggregate outstanding Term Loans, unutilized Term Commitments and Revolving Commitments on such date.

          "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until September 30, 2002 the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:


                                      ABR               Eurodollar
   Leverage Ratio:                   Spread               Spread
   ---------------                   -------             --------
     Category 1
     ----------
   Initial Spread                    3.00                  4.00

     Category 2
     ----------
Greater than or equal to
      9.0:1.0                        2.75                  3.75

     Category 3
     ----------
Greater than or equal to
     8.0:1.0
  and less than
     9.0:1.0                         2.50                  3.50

     Category 4
     ----------
Greater than or equal to
      6.0:1.0
   and less than
      8.0:1.0                        2.25                  3.25

      Category 5
     ----------
Greater than or equal to
      5.0:1.0
   and less than
      6.0:1.0                        2.00                  3.00

      Category 6
      ----------
   Less than 5.0:1.0                 1.75                  2.75


          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 at the option of the Administrative Agent or at the request of the Required Lenders if (A) an Event of Default has occurred and is continuing, during the period of time such Event of Default is continuing, or (B) the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Alamosa Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Alamosa Delaware.

          "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Alamosa Delaware and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Alamosa Delaware and the Restricted Subsidiaries during such period.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Change in Control" means (a) the acquisition of ownership beneficially or of record, by any Person other than (i) Superholdings of any Equity Interest in APCS, (ii) APCS of any Equity Interest in Alamosa Delaware or
(iii) Alamosa Delaware of any Equity Interest in the Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Persons (or Affiliates thereof) owning capital stock of Superholdings on the Effective Date, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Superholdings; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Superholdings by Persons who were neither (i) nominated by the board of directors of Superholdings nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Citibank" means Citicorp USA, Inc., a New York banking corporation.

          "Citibank Base Rate" means the rate of interest publicly announced by Citibank, N.A. in New York from time to time as its Citibank Base Rate.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Co-Documentation Agent" has the meaning set forth in the preamble of this Agreement.

          "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

          "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of each of the Security Documents duly executed and delivered on behalf of all Loan Parties thereto (ii) in the case of any Person that becomes a Loan Party after the Restatement Effective Date, a supplement to each Security Document, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

          (b) all outstanding Equity Interests of the Borrower and each Restricted Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of Superholdings, APCS, Alamosa Delaware, the Borrower and any subsidiary of any of the above that is owing to Alamosa Delaware, the Borrower or any Subsidiary Loan Party shall have been pledged pursuant to the Security Documents and, to the extent evidenced by a promissory note, the Administrative Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

          (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

          (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

          "Commitment" means a Revolving Commitment, Term Commitment, or any combination thereof (as the context requires).

          "Communications Act" means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Consent and Agreement" means the Consent and Agreement among Sprint Spectrum L.P., Sprintcom, Inc., Sprint Communications Company, L.P., Cox Communications PCS, L.P., Cox PCS License, LLC, Wirelessco, L.P. and the Administrative Agent, substantially in the form of Exhibit G.

          "Consolidated Cash Interest Expense" means, for any period, the excess of (a) without duplication, the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Alamosa Delaware and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of Alamosa Delaware or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus
(iii) any cash payments made during such period in respect of obligations referred to in clause (b)(y) below that were amortized or accrued in a previous period, minus (b) without duplication, the sum of (x) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus
(y) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. For purposes of the foregoing, cash interest expense shall be determined taking into account any net payments made or received by Alamosa Delaware or any Restricted Subsidiary with respect to interest rate Hedging Agreements.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) any extraordinary charges or non-cash charges for such period (provided, that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBIDTA during the period in which such cash payment is made) and (v) other charges to the extent solely attributable to SFAS 133, and minus (b) the sum of (i) interest income of Alamosa Delaware and the Restricted Subsidiaries for such period and (ii) without duplication and to the extent included in determining such Consolidated Net Income, any non-cash gains or extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" means, for any period, the sum of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of Alamosa Delaware and the Restricted Subsidiaries (other than payments made by Alamosa Delaware or any Restricted Subsidiary to Alamosa Delaware or a Restricted Subsidiary), (c) Capital Expenditures for such period (other than Capital Expenditures made with the Net Proceeds of Prepayment Events referred to in clause (a) of the definition of Prepayment Event) and (d) the aggregate amount of income Taxes paid in cash by Alamosa Delaware and the Restricted Subsidiaries during such period.

          "Consolidated Net Income" means, for any period, the net income or loss of Alamosa Delaware and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect, without duplication, any charge, tax or expense incurred or accrued by Superholdings or APCS during such period as though such charge, tax or expense had been incurred by Alamosa Delaware, to the extent that Alamosa Delaware has made any payment to or for the account of Superholdings or APCS in respect thereof); provided that there shall be excluded (a) the income of any Person (other than Alamosa Delaware) in which any other Person (other than Alamosa Delaware or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Alamosa Delaware or any of the Restricted Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Alamosa Delaware or any Restricted Subsidiary or the date that such Person's assets are acquired by Alamosa Delaware or any Restricted Subsidiary.

          "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or to which it or any of its property is bound.

          "Contributed Borrower Equity" means on any date, the sum of (a) the aggregate amount of cash which shall have been received by the Borrower on or prior to such date as common equity contributions, plus (b) the aggregate principal amount of outstanding loans made by Alamosa Delaware or a Subsidiary thereof to each of Roberts and WOW that have been contributed to the Borrower or any of its subsidiaries on the Original Effective Date minus (c) the cumulative aggregate amount of Restricted Payments that are Permitted Equity Proceeds Uses paid or made by Alamosa Delaware or the Restricted Subsidiaries during the period from the Original Effective Date through such date.

          "Contributed Equity" means on any date, the aggregate amount of cash which shall have been received by Alamosa Delaware on or prior to such date as common equity contributions, minus the cumulative aggregate amount of Restricted Payments that are Permitted Equity Proceeds Uses paid or made by Alamosa Delaware or the Restricted Subsidiaries during the period from the Original Effective Date through such date.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Covered Pops" means the aggregate number of Pops within each geographic area for which a System owned by Alamosa Delaware or the Restricted Subsidiaries that provides coverage of such geographic area has commenced service.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "Documentation Agent" has the meaning set forth in the preamble of this Agreement.

          "dollars" or "$" refers to lawful United States of America.

          "EDC Facility" means the second amended and restated credit agreement dated June 23, 2000 (as amended, supplemented or otherwise modified from time to time) by and among Alamosa, as borrower, Alamosa Delaware, Texas Telecommunications LP, Alamosa Wisconsin Limited Partnership, Alamosa Delaware GP, LLC, Alamosa Wisconsin GP, LLC, Alamosa Finance LLC, Alamosa Limited LLC, as guarantors, Export Development Corporation, as administrative agent and the lenders named therein.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Alamosa Delaware, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Alamosa Delaware or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Alamosa Delaware or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Alamosa Delaware or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or
(g) the receipt by Alamosa Delaware or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Alamosa Delaware or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in
Article VII.

          "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

          (a) the consolidated net income (or loss) of Alamosa Delaware and its Restricted Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

          (b) the excess, if any, of the Net Proceeds received during such fiscal year by Alamosa Delaware and its consolidated Restricted Subsidiaries in respect of any Prepayment Events over the aggregate principal amount of Term Loans prepaid pursuant to Section 2.10(c) in respect of such Net Proceeds; plus

          (c) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

          (d) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Alamosa Delaware and its consolidated Restricted Subsidiaries increased (other than as a result of purchase accounting adjustments) during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of Alamosa Delaware and the Restricted Subsidiaries decreased (other than as a result of purchase accounting adjustments) during such fiscal year; minus

          (e) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Alamosa Delaware and its consolidated Restricted Subsidiaries decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long- term asset accounts of Alamosa Delaware and the Restricted Subsidiaries increased during such fiscal year; minus

          (f) the sum of (i) Capital Expenditures made in cash for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long- Term Indebtedness) plus (ii) cash consideration paid by Alamosa Delaware and the Restricted Subsidiaries during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness); minus

          (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by Alamosa Delaware and the Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans (except to the extent the Revolving Commitments are permanently reduced in the amount of and at the time of any such payment other than pursuant to
     Section 2.10(c) or (d)) and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.10(c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

          "Excluded Assets" means, at any time, the collective reference to all assets of Alamosa Delaware or any Restricted Subsidiary then subject to a Lien permitted by sub-Section 6.02(iii) through (v).

          "Excluded Real Property Assets" means Real Property Assets which constitute Excluded Assets.

          "Excluded Real Property-Related Equipment" means Real
Property-Related Equipment which constitutes Excluded Assets.

          "Excluded Taxes" means, with respect to the Administrative Agent, the Documentation Agent, the Co- Documentation Agent, the Syndication Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

          "Existing Roberts Indebtedness" means indebtedness of Roberts existing on the Original Effective Date under the Roberts Credit Agreement in an aggregate principal amount of $56,000,000.

          "Existing Southwest Indebtedness" means indebtedness of Southwest existing on the date hereof under the Southwest Credit Agreement in an aggregate principal amount of $53,000,000.

          "Existing WOW Indebtedness" means indebtedness of WOW existing on the Original Effective Date under the WOW Credit Agreement in an aggregate principal amount of $30,060,318.

          "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Covenants" means the covenants set forth in Section 6.12.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or Alamosa Delaware, as applicable.

          "Financing Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Funded Debt" means, as of any date, the sum of all Indebtedness for borrowed money of Alamosa Delaware and the Restricted Subsidiaries, determined on a consolidated basis, which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

          "Guarantee Agreement" means the Amended and Restated Guarantee Agreement with respect to the Obligations, substantially in the form of Exhibit C, made by Superholdings, APCS, Alamosa Delaware and the Subsidiary Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate swap, cap or collar agreement or similar arrangement dealing with interest rates or currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies or any arrangement otherwise documented under an ISDA master agreement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnity, Subrogation and Contribution Agreement" means the Amended and Restated Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among Superholdings, APCS, Alamosa Delaware, the Borrower and the Subsidiary Loan Parties.

          "Information Memorandum" means the Confidential Information Memorandum dated January 2001 relating to the Borrower and the Transactions, as supplemented by Exhibits A and B thereto, the revised sources and uses table dated January 26, 2001, the revised capitalization tables dated January 26, 2001, the revised model dated January 26, 2001 the revised term sheet dated January 30, 2001.

          "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investment" means purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any loans or advances (other than commercially reasonable extensions of trade credit) to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash or property as a repayment of principal or a return of capital (including pursuant to any sale or disposition of such Investment), as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment or repayment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

          "Issuing Bank" means Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Certain Lenders reflected on Schedule 2.01 as having no Term Commitments became Lenders on the Original Effective Date, or are becoming Lenders on the Restatement Effective Date, by purchasing, pursuant to an Assignment and Acceptance, Term Loans in the amounts indicated for such Lenders on Schedule 2.01 which were initially made by other Lenders on the Original Effective Date or are initially being made by other Lenders on the Restatement Effective Date, as the case may be, and such Lenders are executing this Agreement but shall not be deemed to have any Term Commitments hereunder.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Annualized EBITDA of Alamosa Delaware and the Restricted Subsidiaries in respect of the fiscal quarter ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Alamosa Delaware most recently ended prior to such date).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "License" means any license issued by the FCC that is used in connection with the operation of a System by Alamosa Delaware or a Restricted Subsidiary.

          "License Subsidiary" means (a) Washington Oregon Wireless Licenses, LLC, a Delaware limited liability company, and (b) Southwest PCS Licenses, LLC, a Delaware limited liability company, and/or any other Wholly Owned Subsidiary of the Borrower designated as a License Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by Section 3.13, (ii) all the Capital Stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Pledge Agreement and
(iii) the Borrower and such Subsidiary have entered into a Special Purpose Funding Agreement.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement and the Security Documents.

          "Loan Parties" means Superholdings, APCS, Alamosa Delaware, the Borrower and the Subsidiary Loan Parties.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their material obligations under the Loan Documents or
(c) any material rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement under Section 4.01 or Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees (including any underwriting fees, discounts and commissions) and out-of-pocket expenses paid by Alamosa Delaware, the Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Alamosa Delaware, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable, provided that such amounts withheld or estimated for tax payments shall, to the extent not utilized for the payment of taxes, be deemed to be Net Proceeds) by Alamosa Delaware, the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by Alamosa Delaware, the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable (provided that any reversal of any such reserves will be deemed to be Net Proceeds received at the time and in the amount of such reversal), in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Net Property, Plant and Equipment" means net property, plant and equipment of Alamosa Delaware and the Restricted Subsidiaries as determined in accordance with GAAP.

          "Net Working Capital" means, at any date, (a) the consolidated current assets of Alamosa Delaware and its Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Alamosa Delaware and its Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Obligations" has the meaning assigned to such term in the Guarantee Agreement.

          "Oklahoma LLCs" means SWGP, L.L.C. and SWLP, L.L.C., each an Oklahoma limited liability company and a wholly owned subsidiary of the Borrower.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in the form of Annex I of the Security Agreement or any other form approved by the Collateral Agent.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes, assessments or other governmental charges that are not delinquent or are being contested in compliance with
     Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liabilities to insurance carriers or in connection with self insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way and other encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Alamosa Delaware or any Restricted Subsidiary;

          (g) restrictions on the transfer of assets contained in any License or imposed by the Communications Act or comparable state legislation enacted after the date hereof;

          (h) leases or subleases granted to others not interfering in any material respect with the business of Alamosa Delaware and the Restricted Subsidiaries, taken as a whole, and any interest or title of a lessor under any lease (other than a Capital Lease Obligation) not prohibited by this Agreement;

          (i) ground leases in respect of real property on which facilities owned or leased by Alamosa Delaware or any Restricted Subsidiary are located;

          (j) the filing of financing statements regarding leases (other than a Capital Lease Obligation) not prohibited by this Agreement, which financing statements shall not have the effect of creating, evidencing or perfecting any Lien on any property or asset of Alamosa Delaware or any of its Restricted Subsidiaries but shall be, in effect, for informational purposes only;

          (k) with respect to each Mortgaged Property, the exceptions listed in the title insurance policy relating to such Mortgaged Property; and

          (l) minor defects in title that do not interfere with the ability to conduct business in the ordinary course or to utilize properties for their intended purposes;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Equity Proceeds Use" means the application of cash proceeds of the equity contributions made by Alamosa Delaware to the Borrower on or prior to the Restatement Effective Date to any of the following: (i) Investments pursuant to Sections 6.04(d)(ii) and (l) and (ii) Restricted Payments pursuant to Sections 6.08(a)(v) and (vi); provided, however, that the aggregate amount of such Restricted Payments plus the aggregate amount of such Investments at any time outstanding does not exceed $50,000,000.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or better or P-1 or better from S&P or from Moody's, respectively;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) investments in money market funds substantially all of whose assets consist of securities of the types described in clauses (a) through
     (d) above.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Alamosa Delaware or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means the Amended and Restated Pledge Agreement, substantially in the form of Exhibit E, among Alamosa Delaware, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, for the benefit of the Secured Parties.

          "Pops" means, as of any date, with respect to any BTA, MTA, MSA or RSA, as applicable, the population of such BTA, MTA, MSA, or RSA, as applicable, as such number is most recently published in the "PCS Atlas and Data Book" by Paul Kagen Associates, Inc.

          "Prepayment Event" means:

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Alamosa Delaware or any Restricted Subsidiary, other than (i) dispositions described in clauses (a), (b) and (c) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of Alamosa Delaware; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Alamosa Delaware or any Restricted Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 270 days after such event; or

          (c) the incurrence by Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

          "Pro Forma Debt Service" means, as of the last day of any fiscal quarter, the sum of (a) projected Consolidated Cash Interest Expense for the period of four fiscal quarters immediately following such fiscal quarter and (b) the aggregate amount of scheduled principal payments to be made during such period of four fiscal quarters in respect of Long-Term Indebtedness of Alamosa Delaware and the Restricted Subsidiaries outstanding on such date. For purposes of the foregoing, (i) interest with respect to floating rate Indebtedness shall be deemed to accrue during such period of four fiscal quarters at the same rates in effect on the determination date, giving effect to interest rate Hedging Agreements in effect on the determination date to the extent applicable to such period and (ii) except for then-scheduled amortization payments, all Indebtedness outstanding on the determination date shall be assumed to remain outstanding during such period of four fiscal quarters.

          "Public Information Memorandum" means the Information Memorandum dated January 2001 relating to the Borrower and the Transactions and containing only publicly available information.

          "Real Property Assets" means all interests (including leasehold interests) of Alamosa Delaware and its Restricted Subsidiaries in real property.

          "Real Property Subsidiary" means each of (a) Roberts Wireless Properties, LLC, (b) Washington Oregon Wireless Properties, LLC, (c) Alamosa (Wisconsin) Properties, LLC, (d) Alamosa Properties, LP and (e) Southwest PCS Properties, LLC and/or any Wholly Owned Subsidiary of the Borrower designated by the Borrower as a Real Property Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by Section 3.13, (ii) the stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Pledge Agreement and (iii) the Borrower and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.

          "Real Property-Related Equipment" means all equipment (as defined in the UCC) of Alamosa Delaware or any Restricted Subsidiary that constitutes a fixture (as defined in the UCC) on Real Property Assets.

          "Register" has the meaning set forth in Section 9.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, the partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination, judgment, writ, injunction, decree or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restatement Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary.

          "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

          "Revolving Availability Period" means the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $40,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

          "Revolving Maturity Date" means February 14, 2008.

          "Roberts" means Roberts Wireless Communications L.L.C., a Missouri limited liability company and a wholly owned subsidiary of the Borrower.

          "Roberts Credit Agreement" means the Credit Agreement, dated as of September 8, 1999 (as amended, supplemented or otherwise modified from time to time), among Roberts, the lenders party thereto, State Street Bank and Trust Company, as Collateral Agent, and Lucent Technologies Inc., as Administrative Agent.

          "Roberts Term Loans" means $20,000,000 principal amount of Term Loans made on the Original Effective Date the proceeds of which (together with the proceeds of other Term Loans) were utilized to repay Existing Roberts Indebtedness under the Roberts Credit Agreement.

          "S&P" means Standard & Poor's.

          "Secured Parties" has the meaning assigned to such term in the Security Agreement.

          "Secured Real Property Assets" means all Real Property Assets (including Mortgaged Properties) in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected Mortgage or other first priority perfected security interest pursuant to the Security Documents.

          "Secured Real Property-Related Equipment" means Real Property-Related Equipment in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected security interest pursuant to the Security Documents.

          "Security Agreement" means the Amended and Restated Security Agreement, substantially in the form of Exhibit F, among Alamosa Delaware, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, for the benefit of the Secured Parties.

          "Security Documents" means the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

          "Senior Borrower Debt" means, on any date, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries, other than unsecured Indebtedness subordinated to the obligations of the Borrower and its Restricted Subsidiaries under the Loan Documents in a manner satisfactory to the Required Lenders, that would be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP; provided that any such Indebtedness attributable solely to the application of SFAS 133 shall not be included as Senior Borrower Debt.

          "Senior Debt" means, on any date, Total Indebtedness on such date less (without duplication) the outstanding amount on such date of any unsecured Indebtedness of Alamosa Delaware and the Restricted Subsidiaries that is subordinated to the obligations of Alamosa Delaware and the Restricted Subsidiaries under the Loan Documents in a manner satisfactory to the Required Lenders.

          "Senior Leverage Ratio" means, on any date, the ratio of (a) Senior Borrower Debt as of such date to (b) Annualized EBITDA in respect of the fiscal quarter ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Alamosa Delaware most recently ended prior to such date).

          "Service Regions" means (i) the BTAs, MSAs and RSAs listed on Schedule
3.14 (excluding any areas in which Alamosa Delaware and its Restricted Subsidiaries have ceased to provide service with the consent of the Required Lenders) and (ii) any other geographic areas with respect to which Alamosa Delaware or its Restricted Subsidiaries acquire Licenses (or rights to exploit Licenses substantially equivalent to the rights granted in the Sprint Agreements) after the date hereof in accordance with the terms of this Agreement.

          "Southwest" means Southwest PCS, L.P., an Oklahoma limited partnership and a wholly owned subsidiary of the Oklahoma LLCs.

          "Southwest Credit Agreement" mean the Amended and Restated Credit Agreement dated as of April 30, 1999, as amended and restated as of September 22, 2000 (as amended, supplemented or otherwise modified from time to time), among Southwest, the banks party thereto and BNP Paribas, as Agent.

          "Southwest Term Loans" means $53,000,000 principal amount of Term Loans made on the Restatement Effective Date the proceeds of which were utilized to repay Existing Southwest Indebtedness under the Southwest Credit Agreement.

          "Special Purpose Subsidiary" means each License Subsidiary and each Real Property Subsidiary.

          "Special Purpose Subsidiary Funding Agreement" means an agreement between the Borrower and each Special Purpose Subsidiary whereby (i) such Special Purpose Subsidiary agrees to provide to the Borrower and its operating Subsidiaries the benefit of the use of such Special Purpose Subsidiary's assets,
(b) the Borrower and its operating Subsidiaries agree to pay to such Special Purpose Subsidiary an amount equal to all liabilities of such Special Purpose Subsidiary less any amounts contributed by the Borrower or any operating Subsidiary to the equity of such Special Purpose Subsidiary for the purpose of paying such liabilities, (c) the Borrower and its operating Subsidiaries agree to cause all Contractual Obligations of such Special Purpose Subsidiary to be performed and all Requirements of Law of such Special Purpose Subsidiary to be complied with and (d) the Borrower and such Special Purpose Subsidiary agree, for the benefit of the Administrative Agent and the Secured Parties, to the assignment by each of its rights thereunder to the Administrative Agent for the benefit of the Secured Parties.

          "Sprint Agreements" means the Management Agreements, the Sprint PCS Services Agreements, the Sprint Spectrum Trademark and Service Mark License Agreements and the Sprint Trademark and Service Mark License Agreements entered into by (i) Texas Telecommunications, LP as of December 23, 1999, (ii) Alamosa Wisconsin Limited Partnership as of December 6, 1999, (iii) Roberts Wireless Communications, L.L.C. as of June 8, 1998, (iv) Washington Oregon Wireless LLC as of January 25, 1999 and (v) Southwest PCS, L.P. as of July 10, 1998.

          "Sprint PCS" means any one or more of the parties, other than the Borrower or its subsidiaries, who are signatories to the Sprint Agreements, including, without limitation, the following: Sprint Spectrum L.P., Sprintcom, Inc., Sprint Communications Company, L.P., Cox Communications PCS, L.P., Cox PCS License, LLC and Wirelessco, L.P.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subscribers" means, as of any date, all customers then receiving Wireless Services from Alamosa Delaware or any of its Restricted Subsidiaries, none of the subscriber payments (other than those disputed in good faith by such customer) of which are, as of such date, past due for such period as Sprint PCS may have established for terminating such customer's service.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of Alamosa Delaware. For purposes of the representations and warranties made herein on (i) the Original Effective Date, the term "Subsidiary" includes each of Roberts and WOW and their respective subsidiaries and (ii) the Restatement Effective Date, the term "Subsidiary" includes each of the Southwest Entities and their respective subsidiaries.

          "Subsidiary Loan Party" means any wholly owned Restricted Subsidiary that is not a Foreign Subsidiary.

          "Superholdings" means Alamosa Holdings, Inc., a Delaware corporation.

          "Syndication Agent" has the meaning set forth in the preamble of this Agreement.

          "System" means, as to any Person, assets consisting of a radio communications system authorized under the rules of the FCC for wireless communications services (including any owned license and the network, marketing, distribution, sales, customer interface and operating functions relating to the provision of such services) owned or leased and operated by such Person.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Availability Period" means the period from and including the Restatement Effective Date to but excluding the earlier of (a) the date the Term Commitments are terminated and (b) the Term Commitment Termination Date.

          "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $293,000,000.

          "Term Commitment Termination Date" means the date that is twelve months after the Original Effective Date.

          "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

          "Term Loan" means a loan made pursuant to clause (a) of Section 2.01.

          "Term Maturity Date" means February 14, 2008.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York received at approximately 10:00 a.m., New York time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Borrower Capital" means at any date, the sum of (a) the sum on such date of all Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date, that would, in each case, be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, plus (b) the aggregate amount on such date of Contributed Borrower Equity.

          "Total Capital" means at any date, the sum of (a) Funded Debt on such date plus (b) Contributed Equity on such date.

          "Total Indebtedness" means, as of any date, the aggregate principal amount of Indebtedness of Alamosa Delaware and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a consolidated balance sheet of Alamosa Delaware and the Restricted Subsidiaries prepared as of such date in accordance with GAAP; provided that any such Indebtedness attributable solely to the application of SFAS 133 shall not be included in Total Indebtedness.

          "12 1/2% Senior Notes" means the 12 1/2% Senior Notes due 2011 of Alamosa Delaware issued under the 12 1/2% Senior Notes Indenture in an aggregate principal amount equal to $250,000,000.

          "12 1/2% Senior Notes Indenture" means the Indenture dated as of January 31, 2001, between Alamosa Delaware, the subsidiary guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee.

          "12 7/8% Senior Discount Notes" means the 12 7/8% Senior Discount Notes due 2010 of Alamosa Delaware issued under the 12 7/8% Senior Discount Notes Indenture in an aggregate principal amount equal to $350,000,000.

          "12 7/8% Senior Discount Notes Indenture" means the Indenture dated as of February 8, 2000, between Alamosa Delaware and Norwest Bank Minnesota, N.A. as trustee.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UCC" means the Uniform Commercial Code of the State of New York.

          "Unrestricted Subsidiary" means any Subsidiary of Alamosa Delaware that has been designated as an Unrestricted Subsidiary by Alamosa Delaware pursuant to and in compliance with Section 6.14. No Unrestricted Subsidiary may own any Capital Stock of a Restricted Subsidiary.

          "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which Securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

          "Wireless Services" means broadband personal communications services or cellular services provided in one or more Systems.

          "Wireless Telecommunications Business" means (a) the ownership, design, construction, development, acquisition, installation or management of one or more Systems to provide Wireless Services as part of an affiliation program with Sprint PCS, (b) the delivery or distribution of Wireless Services as part of an affiliation program with Sprint PCS or (c) any business or activity reasonably related to the activities described in clauses (a) or (b) of this definition, including, without limitation, the acquisition, holding or exploitation of any license relating to the activities described in clauses (a) or (b) of this definition.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "WOW" means Washington Oregon Wireless, LLC, an Oregon limited liability company and a wholly owned subsidiary of the Borrower.

          "WOW Credit Agreement" means the Credit Agreement dated as of April 12, 2000 (as amended, supplemented or otherwise modified from time to time), among WOW, CoBank, ACB, as Administrative Agent and the lenders party thereto.

          "WOW Term Loans" means $10,000,000 principal amount of Term Loans made on the Original Effective Date the proceeds of which (together with the proceeds of other Term Loans) were utilized to repay Existing WOW Indebtedness under the WOW Credit Agreement.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to continue as Term Loans hereunder, including as Roberts Term Loans and WOW Term Loans hereunder, the aggregate principal amount of "Term Loans", including "Roberts Term Loans" and "WOW Term Loans", under and as defined in the Original Credit Agreement that are outstanding on the Restatement Effective Date (such Lender's "Outstanding Loans"), (b) to make additional Term Loans, including Southwest Term Loans, to the Borrower from time to time during the Term Availability Period in a principal amount not exceeding the excess of such Lender's Term Commitment, if any, over the amount of such Lender's Outstanding Loans and (c) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment; provided, no Revolving Loans shall be made until all Term Commitments have been borrowed; provided further, that, on the Restatement Effective Date, the Borrower must borrow a minimum aggregate principal amount of $53,000,000 of Term Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective unutilized Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, or Term Maturity Date, as applicable.

          SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Such terms and conditions of any such application shall not, in any event, contain any operating covenants or restrictions, provide for any collateral not provided under the Loan Documents or provide for the imposition of fees (other than customary charges).

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10(b) and no Event of Default shall have occurred and be continuing.

          SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York time, on the Term Commitment Termination Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) If any prepayment of Term Borrowings is required pursuant to
Section 2.10 but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Borrowings, then, on the date that such prepayment is required, the Revolving Commitments shall be reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be.

          (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof; provided that so long as any Roberts Term Loans, WOW Term Loans or Southwest Term Loans remain outstanding, the Administrative Agent shall maintain accounts in which it will separately reflect in respect of the Roberts Term Loans, the WOW Term Loans and the Southwest Term Loans from time to time outstanding the information set forth in clauses (i), (ii) and (iii) above.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) It is the intention of the parties hereto that no promissory notes be issued to evidence Loans hereunder; provided, however, that any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender four promissory notes, reflecting such Lender's Roberts Term Loans, WOW Term Loans, Southwest Term Loans and Term Loans other than Roberts Term Loans, WOW Term Loans and Southwest Term Loans, in each payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Automatic Commitment Reductions; Amortization of Term Loans. (a) The aggregate amount of the Lenders' Revolving Commitments shall automatically and permanently reduce in 15 consecutive quarterly reductions commencing on May 14, 2004 and a sixteenth and final reduction on the Revolving Maturity Date, in each case in the amount set forth opposite such reduction date below:

May 14, 2004..................................................    $1,500,000
August 14, 2004...............................................    $1,500,000
November 14, 2004.............................................    $1,500,000
February 14, 2005.............................................    $1,500,000
May 14, 2005..................................................    $2,500,000
August 14, 2005...............................................    $2,500,000
November 14, 2005.............................................    $2,500,000
February 14, 2006.............................................    $2,500,000
May 14, 2006..................................................    $2,500,000
August 14, 2006...............................................    $2,500,000
November 14, 2006.............................................    $2,500,000
February 14, 2007.............................................    $2,500,000
May 14, 2007..................................................    $3,500,000
August 14, 2007...............................................    $3,500,000
November 14, 2007.............................................    $3,500,000
Revolving Maturity Date.......................................    $3,500,000

Any voluntary reduction of the Revolving Commitments shall be applied to reduce the subsequent scheduled reductions of the Revolving Commitments to be made pursuant to this Section in inverse order of maturity.

          (b) If on the six month anniversary of the Original Effective Date the aggregate unused Term Commitments exceed $40,000,000, the aggregate Term Commitments will be automatically reduced on such date by the amount of such excess. Any remaining unused Term Commitments shall automatically expire on the Term Commitment Termination Date.

          (c) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Term Borrowings outstanding on the Term Commitment Termination Date in 15 consecutive quarterly installments of principal, the first of which will be due and payable on May 14, 2004, and a sixteenth and final repayment on the Term Maturity Date, in each case in the amount (expressed as a percentage of the aggregate amount of Term Loans outstanding on the Term Commitment Termination Date) set forth opposite each quarterly installment date below:


Date                                                Amount
May 14, 2004....................................     3.75%
August 14, 2004.................................     3.75%
November 14, 2004...............................     3.75%
February 14, 2005...............................     3.75%
May 14, 2005....................................     6.25%
August 14, 2005.................................     6.25%
November 14, 2005...............................     6.25%
February 14, 2006...............................     6.25%
May 14, 2006....................................     6.25%
August 14, 2006.................................     6.25%
November 14, 2006...............................     6.25%
February 14, 2007...............................     6.25%
May 14, 2007....................................     8.75%
August 14, 2007.................................     8.75%
November 14, 2007...............................     8.75%
Term Maturity Date..............................     8.75%


Any repayment of Term Borrowings pursuant to this paragraph shall be applied ratably to reduce any outstanding Roberts Term Loans, WOW Term Loans and Southwest Term Loans prior to being applied to other Term Loans.

          (d) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

          (e) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably, in the case of any mandatory prepayment, and in inverse order of maturity, in the case of any optional prepayment; provided that any such prepayment shall be applied ratably to reduce all the subsequent scheduled repayments of any outstanding Roberts Term Loans, WOW Term Loans and Southwest Term Loans prior to being applied to other Term Loans; and provided further that upon an Event of Default, proceeds of Collateral shall be applied in accordance with the provisions of the Security Agreement. If no Term Borrowings are outstanding, any mandatory prepayment required hereunder shall be applied to permanently reduce the Lenders' Revolving Commitments.

          (f) Prior to any repayment of any Term Borrowings, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing; provided that any such repayment of a Term Borrowing shall be applied ratably to any outstanding Roberts Term Loans, WOW Term Loans and Southwest Term Loans prior to being applied to other Term Loans. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Alamosa Delaware, the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 270-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

          (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2003, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section
5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

          (f) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing; provided that any such prepayment of a Term Borrowing shall be applied ratably to any outstanding Roberts Term Loans, WOW Term Loans and Southwest Term Loans prior to being applied to other Term Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the Original Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Original Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Original Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent; provided, however, that in no case shall the Borrower be required to deliver documentation not normally issued by such Governmental Authority.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14,
2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Two Penns Way, New Castle, Delaware, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future, (ii) will not violate any law, rule or regulation and (iii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

          Each of Superholdings, Alamosa Delaware and the Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Superholdings, Alamosa Delaware and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Superholdings, Alamosa Delaware, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any material consent or approval of, material registration or filing with, or any other material action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, statute, rule or regulation (other than any violation that does not result in any significant adverse economic or other effect) or the charter, by-laws or other organizational documents of Superholdings and its subsidiaries, including APCS, Alamosa Delaware, the Borrower or any of its subsidiaries or any order of any Governmental Authority,
(c) will not violate, result in a default under, or require any repurchase offer under any material indenture, agreement or other instrument binding upon Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Alamosa Delaware has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2000, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Alamosa Delaware and its consolidated Subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Alamosa Delaware has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of September 30, 2000, prepared giving effect to the Roberts/WOW Transactions as if the Roberts/WOW Transactions had occurred on such date. Each of such pro forma consolidated balance sheets (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are, as of the Original Effective Date, believed by Superholdings, Alamosa Delaware and the Borrower to be reasonable), (ii) is based on the best information available to Superholdings, Alamosa Delaware and the Borrower, as of the Original Effective Date, after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Roberts/WOW Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of Superholdings and its consolidated subsidiaries, Alamosa Delaware and its consolidated Subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, as of such date as if the Roberts/WOW Transactions had occurred on such date.

          (c) Alamosa Delaware has heretofore furnished to the Lenders pro forma summary consolidated information of Alamosa Delaware, in form and substance satisfactory to the Administrative Agent, as of and for the fiscal year ended December 31, 2000, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma summary consolidated financial information (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements provided to the Lenders on March 19, 2001 (which assumptions are, as of the Restatement Effective Date, believed by Superholdings, Alamosa Delaware and the Borrower to be reasonable), (ii) is based on the best information available to Superholdings, Alamosa Delaware and the Borrower, as of the Restatement Effective Date, after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of Superholdings and its consolidated subsidiaries, Alamosa Delaware and its consolidated Subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, as of such date as if the Transactions had occurred on such date.

          (d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Superholdings, APCS, Alamosa Delaware, the Borrower or the Restricted Subsidiaries has, as of the Restatement Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (e) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Each of Alamosa Delaware, the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business (including its Mortgaged Properties) of Alamosa Delaware and the Restricted Subsidiaries, except for Permitted Encumbrances.

          (b) Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 identifies all real property that is owned or leased by Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries as of the Restatement Effective Date after giving effect to the Transactions.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Superholdings, Alamosa Delaware or the Borrower, threatened against or affecting Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Superholdings, APCS, Alamosa Delaware, the Borrower nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries is in compliance with (a) all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) the terms of the Sprint Agreements, and all other indentures, agreements and instruments binding upon it or its property, except, in the case of agreements, indentures and instruments other than the Sprint Agreements, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither Superholdings, APCS, Alamosa Delaware, the Borrower nor any of the Restricted Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum, the Public Information Memorandum nor any of the other reports, financial statements, certificates or other information, taken as a whole, furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of the Original Credit Agreement or this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Superholdings, Alamosa Delaware and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. Restricted Subsidiaries. (a) Schedule 3.12 sets forth the name of, and the ownership interest of Alamosa Delaware in, each Restricted Subsidiary and identifies each Restricted Subsidiary that is a Subsidiary Loan Party, in each case as of the Restatement Effective Date. Each License Subsidiary and each Real Property Subsidiary is a Wholly Owned Subsidiary, and all the Capital Stock of each such Person is directly or indirectly owned by the Borrower free and clear of any Lien (other than Liens created by the Security Documents).

          (b) As of the date hereof, there is not any issued or outstanding Capital Stock of Alamosa Delaware or other interest of or in Alamosa Delaware or any of its Restricted Subsidiaries other than as described in subsection (a). All outstanding Capital Stock of each Restricted Subsidiary of Alamosa Delaware which is owned, directly or indirectly, by Alamosa Delaware or another Restricted Subsidiary is free and clear of all Liens whatsoever (other than Liens under the Security Documents).

          (c) All Licenses which are directly or indirectly held by Alamosa Delaware or any of its Restricted Subsidiaries are owned, beneficially and of record free and clear of all Liens (other than Liens under the Security Documents or under the Communications Act).

          (d) All Real Property Assets and Real Property- Related Equipment (other than Excluded Real Property Assets, Excluded Real Property-Related Equipment, Secured Real Property Assets and Secured Real Property-Related Equipment) which are directly or indirectly owned by the Borrower or any other Loan Party are owned free and clear of all Liens (other than Liens under the Security Documents or Permitted Encumbrances). The Real Property Assets of Alamosa Delaware and its Restricted Subsidiaries (excluding Secured Real Property Assets and Secured Real Property-Related Equipment) with respect to at least 90% of the number of towers of Alamosa Delaware and the Restricted Subsidiaries are owned, beneficially and of record, free and clear of all Liens (other than the Liens under the Security Documents or Permitted Encumbrances) by the Real Property Subsidiaries.

          SECTION 3.13. Absence of Non-Permitted Obligations. None of the Special Purpose Subsidiaries has any obligations or liabilities other than (a) under the Guarantee Agreement and the Security Agreement, (b) subordinated Guarantees in respect of the Alamosa Delaware Indentures, (c) in the case of each Real Property Subsidiary, under any lease of real property or equipment which it has entered into in the ordinary course of business and for taxes incurred in the ordinary course of business which are incident to being the owner or lessee of real property and equipment, (d) under the Special Purpose Subsidiary Funding Agreements, (e) franchise and corporate taxes incurred in the ordinary course in order for it to continue to maintain its existence and (f) as otherwise permitted under Section 6.13.

          SECTION 3.14. Licenses. (i) Pursuant to the Sprint Agreements, Alamosa Delaware and its Restricted Subsidiaries have the use and benefit of all PCS Licenses necessary to operate a System in the Service Regions and each other area in which Alamosa Delaware or any of its Restricted Subsidiaries conducts broadband personal communications operations and (ii) Alamosa Delaware and its Restricted Subsidiaries (x) hold all point-to-point microwave Licenses, if any, necessary to operate the Systems in the Service Regions and each other area in which Alamosa Delaware or any of its Restricted Subsidiaries conducts broadband personal communications operations, each of which has been duly issued by the FCC, is held, except as otherwise contemplated by Section 5.15(b), by a License Subsidiary and is in full force and effect, and (y) are in compliance in all material respects with all of the provisions of each such microwave License.

          SECTION 3.15. Insurance. Schedule 3.15 sets forth a description of all insurance maintained by or on behalf of Alamosa Delaware and its Restricted Subsidiaries as of the Restatement Effective Date. As of the Restatement Effective Date, all premiums in respect of such insurance have been paid. Superholdings, Alamosa Delaware and the Borrower believe that the insurance maintained by or on behalf of Alamosa Delaware and its Restricted Subsidiaries is adequate.

          SECTION 3.16. Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary pending or, to the knowledge of Holding, Alamosa Delaware or the Borrower, threatened. All significant payments due from Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, or for which any claim may be made against Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary is bound.

          SECTION 3.17. Solvency. Immediately after the consummation of the Roberts/WOW Transactions that occurred on the Original Effective Date and immediately following the making of each Loan made on the Original Effective Date and after giving effect to the application of the proceeds of such Loans (collectively, the "Original Transactions"), and immediately after the consummation of the Transactions to occur on the Restatement Effective Date and immediately following the making of each Loan made on the Restatement Effective Date and after giving effect to the application of the proceeds of such Loans (the "New Transactions"), (a) the fair value of the assets of each Loan Party, at a fair valuation, did, in the case of the Original Transactions, or will, in the case of the New Transactions, exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party was, in the case of the Original Transactions, or will be, in the case of the New Transactions, greater than the amount that was, in the case of the Original Transactions, or will be, in the case of the New Transactions, required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party was, in the case of the Original Transactions, or will be, in the case of the New Transactions, able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party did not, in the case of the Original Transactions, or will not, in the case of the New Transactions, have unreasonably small capital with which to conduct the business in which it is engaged as such business, in the case of the Original Transactions, was conducted and was proposed to be conducted following the Original Effective Date or, in the case of the New Transactions, is now conducted and is proposed to be conducted following the Restatement Effective Date.

          SECTION 3.18. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only for the purposes specified in the preamble of this Agreement.

          SECTION 3.19. FCC Compliance. (a) Alamosa Delaware and each Restricted Subsidiary are in compliance in all material respects with the Communications Act.

          (b) None of Superholdings, Alamosa Delaware or the Borrower has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

          (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of Alamosa Delaware, the Borrower or any License Subsidiary under any License held by Alamosa Delaware, the Borrower or any License Subsidiary in any respect which could reasonably be expected to have a Material Adverse Effect.

          (d) Each of Alamosa Delaware, the Borrower and the License Subsidiaries has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects.

          (e) Alamosa Delaware has no reason to believe that each License of Alamosa Delaware or any of its Restricted Subsidiaries will not be renewed in the ordinary course.

          SECTION 3.20. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Administrative Agent, the Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

          (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, as updated by the Borrower from time to time in accordance with Section 5.03, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

          (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the filing of the financing statements referred to in paragraph (b) above, the Security Agreement and such financing statements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

          (d) The Mortgages, if any, are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of Alamosa Delaware's right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.22, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Alamosa Delaware in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

          SECTION 3.21. Copyrights, Trademarks, etc. Alamosa Delaware and the Restricted Subsidiaries own, or are licensed to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing that are used in or necessary for the conduct of their respective businesses as currently conducted unless the failure to obtain such item could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of any Loan Party, the use of such copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing by Alamosa Delaware and the Restricted Subsidiaries does not infringe in any material respect on the rights of any Person.


          SECTION 3.22. Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would result in a violation of Regulation U or X of the Board as now and from time to time hereafter in effect or to buy or carry "margin stock" (as defined thereunder) or to refinance any Indebtedness incurred for such purpose.

          SECTION 3.23. Total Borrower Capital. As of the Original Effective Date, Total Borrower Capital was equal to at least $596,500,000 and as of the Restatement Effective Date, Total Borrower Capital is equal to at least $625,931,000.

                                   ARTICLE IV

                                   Conditions


          SECTION 4.01. Restatement Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Crenshaw, Dupree and Milam, LLP, counsel for the Borrower, substantially in the form of Exhibit B-2, (iii) Axley Brynelson, LLP, special Wisconsin counsel for the Borrower, Duncan, Tiger, Tabor & Niegel, special Oregon and Washington counsel for the Borrower, Armstrong Teasdale LLP, special Missouri counsel for the Borrower, Fob Jones, special Oklahoma counsel for the Borrower, Bassett Law Firm, special Arkansas counsel for the Borrower, and Adams & Jones, special Kansas counsel for the Borrower, substantially in the form of Exhibit B-3, and (iv) Vonya B. McCann, counsel to Sprint PCS, as to validity of Licenses, in form and substance satisfactory to the Administrative Agent, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Southwest Transactions as the Required Lenders shall reasonably request. Each of Superholdings, Alamosa Delaware and the Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Southwest Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Southwest Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Restatement Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Targets in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (h) As of the Restatement Effective Date, Alamosa Delaware shall, on a pro forma basis, be in compliance with the Financial Covenants.

          (i) The Lenders shall have received an 8-year business plan of each of Alamosa Delaware and the Borrower, with quarterly projections for the five-year period following the Restatement Effective Date, which shall be satisfactory to the Lenders.

          (j) Except as set forth in Schedule 4.01, all material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Southwest Merger Transaction and the other Southwest Transactions (including, without limitation, FCC approval) shall have been obtained, and all applicable waiting periods and appeal periods shall have expired (or the Agents shall be reasonably satisfied that there is no significant risk of an appeal being made prior to the expiration of any such appeal period), in each case without the imposition of any burdensome conditions. The Southwest Merger Transaction shall have been consummated immediately prior to, and the other Southwest Transactions shall be consummated substantially simultaneously with, the initial funding of Loans on the Restatement Effective Date in accordance with the Southwest Agreement and applicable law, without any amendment to or waiver of any material terms or conditions of the Southwest Agreement adverse to the Lenders not approved by the Required Lenders. The Administrative Agent shall have received copies of the Southwest Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

          (k) The Borrower shall have received the Additional Alamosa Delaware Contribution. The terms and conditions of the Additional Alamosa Delaware Contribution and the provisions of the documents related thereto shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received copies of the documents related to the Additional Alamosa Delaware Contribution, certified by a Financial Officer as complete and correct.

          (l) The Lenders shall have received (i) pro forma summary consolidated financial information of Alamosa Delaware, in form and substance satisfactory to the Administrative Agent, as of and for the fiscal year ended December 31, 2000, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma summary consolidated financial information shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders, (ii) audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows of Southwest Holdings as of and for the fiscal year ended December 31, 1999, all reported on by Ernst & Young LLP to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Southwest Holdings, and its consolidated subsidiaries, on a consolidated basis in accordance with GAAP consistently applied, and such audited consolidated balance sheet, statements of income, stockholders' equity and cash flows shall be consistent in all material respects with the information previously provided to the Lenders and (iii) to the extent requested by the Lenders, unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Southwest Holdings as of the end of and for each month and fiscal quarter ending after December 31, 1999, and such unaudited consolidated balance sheets, statements of income, stockholders' equity and cash flows shall be consistent in all material respects with the information previously provided to the Lenders.

          (m) After giving effect to the Transactions, neither Superholdings, APCS, Alamosa Delaware, the Borrower nor any of the Restricted Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) $350,000,000 of Indebtedness in respect of the 12 7/8% Senior Discount Notes, (iii) $250,000,000 of Indebtedness in respect of the 12 1/2% Senior Notes and (iv) Capital Lease Obligations in an aggregate amount not in excess of $2,000,000. The aggregate amount of the Transaction Costs shall not exceed $11,603,000.

          (n) The Administrative Agent shall have received a solvency letter, in form and substance satisfactory to the Lenders, from the chief financial officer of Superholdings, with respect to the solvency of the Loan Parties after giving effect to the Transactions.

          (o) The Administrative Agent shall have received evidence reasonably satisfactory to it that all existing indebtedness of the Targets substantially simultaneously with the initial funding of the Loans on the Restatement Effective Date shall be repaid, that all commitments in connection therewith substantially simultaneously with the initial funding of Loans on the Restatement Effective Date shall be terminated and all Liens securing any Indebtedness thereunder substantially simultaneously with the initial funding of Loans on the Restatement Effective Date shall be released.

          (p) There shall have been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries, taken as a whole, and each of Roberts, WOW and the Targets since December 31, 1999.

          (q) The Sprint Agreements shall be in full force and effect and no Loan Party shall be aware of any default in any significant respect by any party thereto in the performance of its obligations thereunder. Sprint PCS, affiliates of Sprint PCS that are party to or bound by the Sprint Agreements and Alamosa Delaware and its Restricted Subsidiaries (including Southwest) shall have executed and delivered an Amended and Restated Consent and Agreement with the Administrative Agent, acting for the Lenders, and the Amended and Restated Consent and Agreement shall be in full force and effect.

          (r) Alamosa Delaware shall have transferred to (i) the Real Property Subsidiaries all Real Property Assets and Real Property-Related Equipment other than (A) Real Property Assets constituting rights under leases that as of the date hereof prohibit such transfer (without regard to any such prohibition which contains exceptions if Alamosa Delaware or any Restricted Subsidiary remains liable for the obligations under the applicable lease or if Alamosa Delaware or the Restricted Subsidiaries were to take other actions which are reasonably (considering the expenses involved) within their power to take ("Restricted Real Property Assets")), (B) equipment which constitutes a fixture to any Restricted Real Property Asset ("Restricted Real Property-Related Equipment") and (C) Secured Real Property Assets and Secured Real Property Related Equipment, but in any event the Borrower shall have so transferred leasehold interests covering at least 90% of the number of towers leased (or on which space is leased) by Alamosa Delaware and the Restricted Subsidiaries (excluding Secured Real Property Assets and Secured Real Property- Related Equipment) as of the date hereof and provided evidence reasonably satisfactory to the Administrative Agent of the transfers described above and (ii) a License Subsidiary all Licenses, except as otherwise contemplated by Section 5.15(b), which are directly or indirectly held by Alamosa Delaware or any of the Restricted Subsidiaries (including the Licenses listed on Schedule 3.14), in each case free and clear of all Liens whatsoever (other than Liens created by the Security Documents and (x) with respect to any Real Property Subsidiary, Permitted Encumbrances, and, in the case of leasehold interests in towers, Liens permitted by Section 6.02 on equipment constituting fixtures with respect to the towers subject to such leases, and (y) with respect to any License Subsidiary, Liens arising under the Communications Act), and each Special Purpose Subsidiary shall have entered into a Special Purpose Subsidiary Funding Agreement with the Borrower.

          (s) There shall be no litigation or administrative proceeding commenced that could reasonably be expected to have a Material Adverse Effect.

          (t) The Lenders shall have received written confirmation from Moody's and S&P that, as of the Restatement Effective Date, after giving effect to the Transactions (i) the rating of the senior, unsecured, non-credit-enhanced, publicly held, long-term indebtedness for borrowed money of Alamosa Delaware by each of Moody's and S&P are no lower than Caa1 and CCC, respectively, and (ii) the rating of the facilities hereunder by each of Moody's and S&P are no lower than B2 and B-, respectively.

          (u) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower has made equity contributions to each of Alamosa, Roberts, WOW and Southwest in amounts sufficient to ensure that the contributed equity of each of Alamosa, Roberts, WOW and Southwest is at least equal to (i) in the case of Alamosa, the amount of Indebtedness of Alamosa refinanced with Term Loans hereunder, (ii) in the case of Roberts, $20,000,000, (iii) in the case of WOW, $10,000,000 and (iv) in the case of Southwest, $53,000,000.

          (v) The Administrative Agent shall have received evidence reasonably satisfactory to it that, as of the Restatement Effective Date, Total Borrower Capital is equal to at least $625,931,000.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York time, on April 30, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be true and correct as of such earlier date).

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

          (c) The ratio of Senior Debt to Net Property, Plant and Equipment on the last day of the fiscal quarter ending immediately prior to such Borrowing shall not exceed 1.00:1.00.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Superholdings, Alamosa Delaware and the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Superholdings, Alamosa Delaware and the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

          (a)(i) within 90 days after the end of each fiscal year (A) of each of Superholdings (commencing with the fiscal year ending December 31, 2001) and Alamosa Delaware and its Restricted Subsidiaries, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Superholdings or Alamosa Delaware, as the case may be, and its consolidated Subsidiaries, on a consolidated basis in accordance with GAAP consistently applied and
     (B) of the Borrower, its unaudited consolidated balance sheets and related statement of operations and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (ii) within 90 days after the end of each fiscal year of Alamosa Delaware, its consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Alamosa Delaware and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied and (iii) at the time of delivery of the financial statements set forth above for the fiscal year ending December 31, 2001, (A) a narrative summary containing a detailed explanation of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal year and the fiscal quarter then ending as compared against the Alamosa Delaware consolidated financial model provided to the Lenders on March 12, 2001 and (B) a quantitative analysis containing a detailed comparison of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal year and fiscal quarter as compared against the Alamosa Delaware consolidated financial model provided to the Lenders on March 12, 2001, in each case in form satisfactory to the Administrative Agent;

          (b) within 45 days after the end of (i) each of the first three fiscal quarters of each fiscal year (A) of each of Superholdings and Alamosa Delaware, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (B) of the Borrower, its consolidated balance sheet and related statement of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of the corresponding period or periods of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Superholdings or Alamosa Delaware, as the case may be, and its consolidated Subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, on a consolidated or consolidating basis, as applicable, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) each fiscal quarter ending on or before June 30, 2002, (A) a narrative summary containing a detailed explanation of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal quarter as compared against the Alamosa Delaware consolidated financial model provided to the Lenders on March 12, 2001 and
     (B) a quantitative analysis containing a detailed comparison of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal quarter as compared against the Alamosa Delaware consolidated financial model provided to the Lenders on March 12, 2001, in each case in form satisfactory to the Administrative Agent;

          (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower ending on or before June 30, 2002, its internal management report as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, in the same form as delivered to management of Alamosa Delaware and the Borrower;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower, Alamosa Delaware or Superholdings, as applicable, (i) certifying as to whether, to the best of such officer's knowledge, a Default has occurred and is continuing, and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants and
     (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's, Alamosa Delaware's or Superholdings', as applicable, audited financial statements referred to in
     Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a)(i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);


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


          (f) at least 60 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Superholdings, Alamosa Delaware, the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Superholdings to its shareholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, including without limitation information on revenue, churn and system information on a quarterly basis and certain subscriber information on a monthly basis, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02. Notices of Material Events. Superholdings, Alamosa Delaware and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Superholdings, APCS, Alamosa Delaware, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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

          SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Each of Alamosa Delaware and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04. Existence; Conduct of Business. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.03.

          SECTION 5.05. Payment of Obligations. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, pay its Indebtedness and other material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.


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

                  SECTION 5.06. Maintenance of Properties. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07. Insurance. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and
(b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein having a fair market value in excess of $100,000 under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of Section 2.10(c).

          SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (after consultation with, and subject to coordination of visits by, the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.10. Compliance with Laws. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, and to comply in all material respects with all of its Contractual Obligations (including obligations under any License), in each case, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Loans and issuances of Letters of Credit will be used only for the purposes set forth in the preamble of this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

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

          SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Restatement Effective Date (and such Subsidiary has assets in excess of $100,000 or acquires assets in excess of $100,000 or has revenue in excess of $10,000 per annum), the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

          SECTION 5.13. Further Assurances. (a) Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Superholdings, Alamosa Delaware and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by Alamosa Delaware, the Borrower or any Subsidiary Loan Party after the Restatement Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties. In addition, if (i) any License is acquired by Alamosa Delaware, the Borrower or any Restricted Subsidiary (other than a designated License Subsidiary) Alamosa Delaware will promptly transfer or cause the transfer to a designated License Subsidiary for such License, (ii) any Real Property Assets (other than Restricted Real Property Assets, Secured Real Property Assets and Excluded Real Property Assets) or any Real Property-Related Equipment (other than Restricted Real Property-Related Equipment, Secured Real Property-Related Equipment and Excluded Real Property Equipment) is acquired by Alamosa Delaware, the Borrower or any Restricted Subsidiary Alamosa Delaware will promptly transfer or cause the transfer of such assets to the Real Property Subsidiaries (provided, however, that any leasehold interest relating to a tower need not be transferred to a Real Property Subsidiary so long as leases covering at least 90% of the number of towers leased by Alamosa Delaware and the Restricted Subsidiaries (excluding Secured Real Property Assets) are at the time held by the Real Property Subsidiaries) and (iii) any fee interests in real property (other than Excluded Real Property Assets) having at the time of acquisition thereof a purchase price or fair market value greater than $1,000,000 (a "Mortgaged Property") are acquired by Alamosa Delaware, the Borrower or any Restricted Subsidiary after the date hereof (including Mortgaged Properties of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary) the Borrower will promptly create or cause to be created a first priority (other than with respect to Permitted Encumbrances) perfected Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties on, and pay all recording taxes, title insurance costs, survey costs and other costs in connection with such Mortgage.


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

          SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Original Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years from the date hereof will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Agents, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 40% of the outstanding Term Loans.

          SECTION 5.15. Post-Closing Matters. (a) The Borrower will maintain, until released by the Administrative Agent, the existing cash collateralized letter of credit facility in an amount equal $11,500,000 for letters of credit securing the Obligations (other than the Roberts Obligations, the WOW Obligations and the Southwest Obligations (each as defined in the Security Agreement)); (b) as promptly as practicable, and in any event within 45 days, the Targets shall transfer to a License Subsidiary all Licenses held directly or indirectly by any of the Targets; and (c) as soon as available, Alamosa Delaware shall deliver to the Lenders the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of Southwest Holdings as of and for the year ended December 31, 2000, setting forth in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Southwest Holdings and its consolidated subsidiaries, on a consolidated basis in accordance with GAAP consistently applied.


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

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Superholdings, Alamosa Delaware and the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Alamosa Delaware will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Loan Documents;

          (ii) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

          (iii) Indebtedness of Alamosa Delaware to any Restricted Subsidiary (other than a Special Purpose Subsidiary) and of any Restricted Subsidiary (other than a Special Purpose Subsidiary) to Alamosa Delaware or any other Restricted Subsidiary (other than a Special Purpose Subsidiary); provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to Alamosa Delaware or any Subsidiary Loan Party shall be subject to Section 6.04;

          (iv) Guarantees (A) by Alamosa Delaware of Indebtedness of any Restricted Subsidiary, (B) by any Restricted Subsidiary (other than a Special Purpose Subsidiary) of Indebtedness of any other Restricted Subsidiary, (C) by any Restricted Subsidiary of Indebtedness of Alamosa Delaware under the Alamosa Delaware Indentures (on a subordinated basis, as permitted by the Alamosa Delaware Indentures) and (D) by any Restricted Subsidiary of Indebtedness that extends, renews or replaces the Indebtedness of Alamosa Delaware under the Alamosa Delaware Indentures as permitted by Section 6.01(ii) (provided such Guarantees are subordinated to the obligations of the Loan Parties under the Loan Documents on terms not less favorable to the Secured Parties than the subordination provisions in the Guarantees under the Alamosa Delaware Indentures and the terms of such Guarantees are otherwise no more favorable to the beneficiaries thereof than the Guarantees under the Alamosa Delaware Indentures); provided that Guarantees by Alamosa Delaware or any Subsidiary Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to
     Section 6.04;

          (v) Indebtedness of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (other than in connection with outsourced service provider programs or sale and leaseback transactions permitted by Section 6.06) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $10,000,000 at any time outstanding;

          (vi) other unsecured Indebtedness and Guarantees of Alamosa Delaware and the Restricted Subsidiaries (other than any Special Purpose Subsidiary) in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

          (vii) surety, performance and other similar bonds incurred by Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) in the ordinary course of business not securing Indebtedness for borrowed money;

          (viii) Indebtedness of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) under interest rate protection agreements permitted by Section 6.07;

          (ix) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof (and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof); provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (B) such Restricted Subsidiary becomes a Subsidiary Loan Party and the Collateral and Guarantee Requirement is satisfied with respect to such Restricted Subsidiary and any Equity Interests or Indebtedness of such Restricted Subsidiary held by Alamosa Delaware, the Borrower or any Subsidiary Loan Party and (C) Alamosa Delaware is in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the Financial Covenants;

          (x) Guarantees by Alamosa Delaware in respect of customary indemnification and purchase price adjustment obligations of any Restricted Subsidiary incurred in connection with asset sales permitted by Section 6.05;

          (xi) Indebtedness constituting obligations for repayments of customer deposits received in the ordinary course of business;

          (xii) (I) Capital Lease Obligations of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) in an aggregate amount outstanding not at any time in excess of $15,000,000 which are entered into in connection with outsourced service provider programs and which are attributable to lease obligations (including purchase obligations under leases) that do not represent revenue-sharing arrangements and are not calculated on the basis of revenues generated through use of the assets subject to such Capital Lease Obligations and
     (II) Capital Lease Obligations relating to outsourced service provider programs giving rise to Capital Lease Obligations referred to in clause (I) of this clause (xii) which are solely attributable to revenue-sharing arrangements and the payments in respect of which are calculated solely on the basis of revenues generated through the use of the assets subject to such Capital Lease Obligations;

          (xiii) Capital Lease Obligations arising from tower sale and leaseback transactions permitted by Section 6.06; and

          (xiv) Letter of credit facilities referred to in Section 6.02(a)(i).


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

          (b) Superholdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents and
(ii) Guarantees of Indebtedness of any of its subsidiaries.

          (c) Superholdings will not permit APCS to create, incur, assume or permit to exist any Indebtedness except Indebtedness created under the Loan Documents.

          (d) Neither Superholdings, Alamosa Delaware nor the Borrower will, nor will they permit APCS or any Restricted Subsidiary to, issue any preferred stock or other preferred Equity Interests or to become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or to make any other payment in respect of any shares of Capital Stock of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire shares of Capital Stock, except, in the case of Superholdings, pursuant to a shareholders' rights plan on customary terms and conditions.

          SECTION 6.02. Liens. (a) Alamosa Delaware will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i) Liens created under the Loan Documents and Liens on cash collateral securing letter of credit facilities approved by the Administrative Agent for letters of credit securing Obligations (but not other Indebtedness);

          (ii) Permitted Encumbrances;

          (iii) any Lien on any property or asset of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Alamosa Delaware or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (iv) any Lien existing on any property or asset prior to the acquisition thereof by Alamosa Delaware or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Alamosa Delaware or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (v) Liens on fixed or capital assets acquired, constructed or improved by Alamosa Delaware or any Restricted Subsidiary, including pursuant to Capital Lease Obligations; provided that (A) such security interests secure Indebtedness permitted by clause (v), (xii) or (xiii) of Section 6.01(a),
     (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Alamosa Delaware or any Restricted Subsidiary;

          (vi) Liens securing Indebtedness of any Restricted Subsidiary (other than any Special Purpose Subsidiary) to any Subsidiary Loan Party; and

          (vii) Liens attaching to the Capital Stock of Unrestricted Subsidiaries, other than Unrestricted Subsidiaries that are direct subsidiaries of Alamosa Delaware or any Restricted Subsidiary.

          (b) Superholdings will not, nor will it permit APCS to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Pledge Agreement and Permitted Encumbrances.

          SECTION 6.03. Fundamental Changes. (a) Other than the Transactions, neither Superholdings, Alamosa Delaware nor the Borrower will, nor will they permit APCS or any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person (other than any Special Purpose Subsidiary) may merge into the Borrower or Superholdings in a transaction in which the Borrower or Superholdings, as the case may be, is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Restricted Subsidiary (other than the Borrower and any Special Purpose Subsidiary) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04; provided, further, that so long any Roberts Term Loans remain outstanding Roberts will not, so long as any WOW Term Loans remain outstanding WOW will not, and so long as any Southwest Term Loans remain outstanding none of the Southwest Entities will, be permitted to merge into or consolidate with any other Person (other than, in the case of Roberts, WOW or Southwest, any of its respective subsidiaries that is not a Special Purpose Subsidiary), or permit any other Person (other than, in the case of Roberts, WOW or Southwest, any of its respective subsidiaries that (x) is a Restricted Subsidiary and (y) is not a Special Purpose Subsidiary) to merge into or consolidate with it, or liquidate or dissolve.

          (b) Alamosa Delaware will not (i) engage in any business or activity other than the ownership of all the outstanding Capital Stock of the Borrower and any Unrestricted Subsidiaries and activities incidental thereto or (ii) own or acquire any assets (other than Capital Stock of its Subsidiaries, cash and Permitted Investments) or incur liabilities (other than liabilities under the Loan Documents, liabilities under the Alamosa Delaware Indentures, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

          (c) Alamosa Delaware will not permit any of its Restricted Subsidiaries to engage to any material extent in any business other than the Wireless Telecommunications Business.

          (d) Superholdings will not permit APCS to engage in any business or activity other than the ownership of all the outstanding shares of Capital Stock of Alamosa Delaware and activities incidental thereto. Superholdings will not permit APCS to own or acquire any assets (other than shares of Capital Stock of Alamosa Delaware, cash and Permitted Investments) or incur liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

          (e) Superholdings will not engage in any business or activity other than the ownership of all the outstanding Capital Stock of its subsidiaries (including acquired subsidiaries) and activities incidental thereto. Superholdings will not own or acquire any assets (other than Capital Stock of its subsidiaries, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, Guarantees permitted by Section 6.01(b), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire any Investment, except:

          (a) the Merger Transactions;

          (b) Permitted Investments;

          (c) Investments existing on the date hereof and set forth on Schedule 6.04;

          (d) Investments by Alamosa Delaware and its Restricted Subsidiaries (other than any Special Purpose Subsidiary) in Equity Interests in their respective Restricted Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of Investments of Loan Partes in Restricted Subsidiaries that are not Loan Parties (including all such Investments existing on the Restatement Effective Date and any such Investments under clause (e) or (f) below) at any time outstanding shall not exceed the lesser of (x) $10,000,000 and (y) $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time;

          (e) loans or advances made by Alamosa Delaware to any Restricted Subsidiary and made by any Restricted Subsidiary to Alamosa Delaware or any other Restricted Subsidiary; provided that (i) any such loans and advances made by Alamosa Delaware, the Borrower or any Subsidiary Loan Party, to the extent evidenced by a promissory note, shall be pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

          (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;


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

          (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h) promissory notes and other non-cash consideration received in connection with any asset sale to the extent permitted by Section 6.05;

          (i) loans, advances or extensions of credit to employees, officers and directors made in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

          (j) negotiable instruments held for collection and operating lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business;

          (k) Investments in Hedging Agreements permitted by Section 6.07; and

          (l) other Investments in any Person (including any Unrestricted Subsidiary) in an aggregate amount at any time outstanding not to exceed $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time.

          SECTION 6.05. Asset Sales. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Alamosa Delaware permit any of its Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

          (a) sales of inventory, used or surplus equipment (including, without limitation, dispositions of equipment being exchanged or replaced with comparable or better equipment) and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions to the Borrower or a Restricted Subsidiary; provided that so long as any Roberts Term Loans remain outstanding Roberts shall not, so long as any WOW Term Loans remain outstanding WOW shall not, and so long as any Southwest Term Loans remain outstanding none of the Southwest Entities will, be permitted to sell, transfer or dispose of any asset, including any Equity Interest owned by it, pursuant to this clause (b), except (x) Roberts may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to any of its subsidiaries that is a Restricted Subsidiary and any such Restricted Subsidiary may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to Roberts or any other such Restricted Subsidiary,
     (y) WOW may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to any of its subsidiaries that is a Restricted Subsidiary and any such Restricted Subsidiary may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to WOW or any other such Restricted Subsidiary, and (z) Southwest may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to any of its subsidiaries that is a Restricted Subsidiary and any such Restricted Subsidiary may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to Southwest or any other such Restricted Subsidiary; provided, further that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

          (c) sales, transfers and other dispositions of any asset of, and any Equity Interest in, any Unrestricted Subsidiary; provided that any such sales, transfers or dispositions to Alamosa Delaware, the Borrower or any Subsidiary Loan Party shall be made in compliance with Section 6.09;


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


          (d) sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $5,000,000 during any fiscal year of Alamosa Delaware; and

          (e) sales of towers in sale and leaseback transactions permitted by
     Section 6.06;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above or exchanges of equipment) shall be made for fair value and at least 75% cash consideration or, in the case of sales pursuant to clause (e) above, 100% cash consideration.

          SECTION 6.06. Sale and Leaseback Transactions. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, that Alamosa Delaware and its Restricted Subsidiaries may sell tower properties acquired or constructed by them for aggregate cumulative cash consideration not in excess of $15,000,000 and enter into leases for such tower properties providing for aggregate rental payments (in respect of all such leases) not in excess of $2,000,000 in any fiscal year; provided further that such sales are made for fair market value and solely for cash, such leases are entered into substantially simultaneously with such sales and the Net Proceeds of such sales shall be subject to the provisions of Section 2.10(c).

          SECTION 6.07. Hedging Agreements. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Alamosa Delaware or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Alamosa Delaware may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Restricted Subsidiaries (other than the Borrower) may declare and pay dividends ratably with respect to their Capital Stock; provided, that no distribution referred to in this clause (ii) shall be permitted to be made by any Special Purpose Subsidiary unless such distribution is in cash or in shares of its common Capital Stock pledged under the Pledge Agreement and no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) Alamosa Delaware may make Restricted Payments, not exceeding $1,000,000 during any fiscal year pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of Alamosa Delaware and its Restricted Subsidiaries, (iv) at a time, in the case of both (x) and (y) below, when there does not exist a Default (or such distribution would not cause a Default), the Borrower may make distributions to Alamosa Delaware for the sole purpose of, and in an amount sufficient to fund, the payment of (x) principal at scheduled maturity and (y) interest when due as scheduled, in each case in respect of the 12 7/8% Senior Discount Notes and the 12 1/2% Senior Notes; provided, in the case of both (x) and (y), that such payment is due or to become due within 30 days from the date of such distribution and the cash distributed is in fact utilized to meet such payment obligation, (v) if no Default has occurred and is continuing, the Borrower may pay dividends to Alamosa Delaware and Alamosa Delaware may pay dividends, in each case at such times and in such amounts, not exceeding the lesser of (A) $1,000,000 and (B) $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time, during any fiscal year as shall be necessary to permit each of Alamosa Delaware, APCS and Superholdings to discharge its permitted liabilities, (vi) if no Default has occurred and is continuing, Alamosa Delaware, the Borrower and the other Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time and (vii) Restricted Payments may be made on the Restatement Effective Date as necessary to consummate the Southwest Transactions.


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

          (b) Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (i) payment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments not more than 30 days prior to the date on which such payments become due in respect of any Indebtedness;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

          (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (v) the exchange, in a registered public offering, for the 12 1/2% Senior Notes of senior notes of Alamosa Delaware in an equivalent principal amount having the same terms and conditions as the 12 1/2% Senior Notes;

          (vi) payment of intercompany Indebtedness (A) among the Borrower and the Subsidiary Loan Parties, (B) by Alamosa Delaware to the Borrower or any Subsidiary Loan Party and (C) if no Default or Event of Default has occurred and is continuing, by the Borrower or any Subsidiary Loan Party to Alamosa Delaware; and

          (vii) payment of Indebtedness under any Hedging Agreements permitted under Section 6.07 in connection with the termination (including early termination) of such Hedging Agreements in the ordinary course of business.

          SECTION 6.09. Transactions with Affiliates. Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to Alamosa Delaware or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) transactions with Unrestricted Subsidiaries permitted by
Section 6.04 and (d) any Restricted Payment permitted by Section 6.08.


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

          SECTION 6.10. Restrictive Agreements. Neither Superholdings, Alamosa Delaware nor the Borrower will, nor will they permit APCS or any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Alamosa Delaware, the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions (A) existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) or (B) under the 12 7/8% Senior Discount Notes Indenture or the
12 1/2% Senior Notes Indenture or any amendment, modification, refinancing or replacement thereof, provided that any such amendment, modification, refinancing or replacement shall not expand the scope of, or other amend or modify such restriction or condition in any manner that is less favorable to the Lenders than such restriction or condition as in effect on the date hereof, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.


          SECTION 6.11. Amendment of Material Documents. Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to Material Indebtedness, (b) its certificate of incorporation, by-laws or other organizational documents or (c) the Sprint Agreements or the Consent and Agreement, in each case in any manner that adversely affects the rights of the Lenders hereunder or under the Security Documents.

          SECTION 6.12. Certain Financial Covenants. (a) Subscribers. Alamosa Delaware will not permit the number of Subscribers on any date set forth below to be less than the number of Subscribers set forth opposite such date:

              Date                                  Minimum Subscribers
              ----                                   -------------------
         March 31, 2001                                    163,150
         June 30, 2001                                     261,700
         September 30, 2001                                318,400
         December 31, 2001                                 396,500
         March 31, 2002                                    435,200
         June 30, 2002                                     484,800

          (b) Covered Pops. Alamosa Delaware will not permit the number of Covered Pops in the Service Regions on any date set forth below to be less than the Covered Pops set forth opposite such date:

              Date                                   Minimum Covered Pops
              ----                                   --------------------
         March 31, 2001                                  6,800,000
         June 30, 2001                                   9,400,000
         September 30, 2001                              9,700,000
         December 31, 2001                               9,800,000
         March 31, 2002                                  9,900,000
         June 30, 2002                                   9,900,000

          (c) Aggregate Service Revenue. Alamosa Delaware will not permit Aggregate Service Revenue for any fiscal quarter ending on any date set forth below to be less than the Aggregate Service Revenue set forth opposite such date:


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

                                                    Minimum Aggregate
             Date                                    Service Revenue
             ----                                   --------------------
         March 31, 2001                                $30,190,000
         June 30, 2001                                 $48,000,000
         September 30, 2001                            $57,000,000
         December 31, 2001                             $68,100,000
         March 31, 2002                                $83,400,000
         June 30, 2002                                 $90,700,000

          (d) Consolidated EBITDA. (i) Alamosa Delaware will not permit Consolidated EBITDA losses for any fiscal quarter ending on or before December 31, 2001 to be greater than the number set forth opposite such quarter:

     Period                                         Maximum EBITDA Losses
     ------                                         ---------------------

January 1, 2001 through March 31, 2001                    $9,630,000

April 1, 2001 through June 30, 2001                      $14,895,000

July 1, 2001 through September 30, 2001                  $11,525,000

October 1, 2001 through December 31, 2001                $13,310,000

(ii) Alamosa Delaware will not permit Consolidated EBITDA for any fiscal quarter ending on or after March 31, 2002 to be less than the number set forth opposite such period:

     Period                                             Minimum EBITDA
     ------                                             --------------
January 1, 2002 through March 31, 2002                   $13,575,000

April 1, 2002 through June 30, 2002                      $16,110,000



          (e) Senior Borrower Debt to Total Borrower Capital. The Borrower will not permit the ratio of Senior Borrower Debt to Total Borrower Capital as of the last day of any fiscal quarter ending on or prior to June 30, 2002 to exceed
0.35 to 1.00.

          (f) Total Indebtedness to Total Capital. Alamosa Delaware will not permit the ratio of Total Indebtedness to Total Capital as of the last day of any fiscal quarter ending on or prior to June 30, 2002 to exceed 0.77 to 1.00.


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


          (g) Capital Expenditures. Alamosa Delaware will not permit the aggregate cumulative amount of Capital Expenditures of Alamosa Delaware and its Restricted Subsidiaries (excluding Capital Expenditures paid with Net Proceeds in respect of Prepayment Events described in clause (a) or (b) of the definition thereof) from January 1, 2001, through any date set forth below to exceed the amount set forth opposite such date:

  Period                                                Amount
  ------                                                ------

March 31, 2001                                       $103,400,000
June 30, 2001                                        $141,200,000
September 30, 2001                                   $172,500,000
December 31, 2001                                    $192,800,000
March 31, 2002                                       $236,400,000
June 30, 2002                                        $262,700,000
September 30, 2002                                   $280,300,000
December 31, 2002                                    $298,000,000

          (h) Senior Leverage Ratio. Alamosa Delaware will not permit the Senior Leverage Ratio as of any date during the period set forth below to exceed the ratio set forth opposite such period:

  Period                                                Ratio
  ------                                                ------

July 1, 2002 through
  September 30, 2002                                  4.50 to 1.00
October 1, 2002 through
  December 31, 2002                                   4.00 to 1.00
January 1, 2003 through
  March 31, 2003                                      3.00 to 1.00
April 1, 2003 through
  December 31, 2003                                   2.50 to 1.00
January 1, 2004 and
  thereafter                                          2.00 to 1.00

          (i) Leverage Ratio. Alamosa Delaware will not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

  Period                                                Ratio
  ------                                                ------

July 1, 2002 through September 30, 2002             11.25 to 1.00
October 1, 2002 through December 31, 2002           10.25 to 1.00
January 1, 2003 through March 31, 2003               7.50 to 1.00
April 1, 2003 through June 30, 2003                  5.75 to 1.00
July 1, 2003 through December 31, 2003               5.50 to 1.00
January 1, 2004 through December 31, 2004            5.00 to 1.00
January 1, 2005 and thereafter                       4.00 to 1.00

          (j) Fixed Charges Ratio. Alamosa Delaware will not permit the ratio of
(i) Annualized EBITDA to (ii) Consolidated Fixed Charges for any period of four consecutive fiscal quarters ending on or after March 31, 2003 to be less than
1.10 to 1.00.


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

          (k) Interest Expense Coverage Ratio. Alamosa Delaware will not permit the ratio of (a) Annualized EBITDA to (b) Consolidated Cash Interest Expense for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

  Period                                               Ratio
  ------                                               ------

July 1, 2002 through December 31, 2003                  2.50 to 1.00
January 1, 2004 through March 31, 2004                  2.75 to 1.00
April 1, 2004 and thereafter                            3.00 to 1.00


          (l) Pro Forma Debt Service. Alamosa Delaware will not permit the ratio of (i) Annualized EBITDA for any fiscal quarter ending on any date during any period set forth below to (ii) Pro Forma Debt Service as of the last day of such fiscal quarter to be less than ratio set forth below opposite such period:

  Period                                               Ratio
  ------                                               ------

July 1, 2002 through December 31, 2002             1.25 to 1.00
January 1, 2003 through March 31, 2005             1.30 to 1.00
April 1, 2005 and thereafter                       1.50 to 1.00

          SECTION 6.13. Liabilities of Special Purpose Subsidiaries. Alamosa Delaware will not:

          (a) permit any License Subsidiary to incur, assume or permit to exist any liabilities (other than under the Guarantee Agreement and the Security Agreement, its Guarantees under the Alamosa Delaware Indentures, the Communications Act and taxes and other liabilities incurred in the ordinary course in order to maintain its existence and preserve the Licenses) or to engage in any business or activities other than the holding of Licenses; or

          (b) permit any Real Property Subsidiary to incur, assume or permit to exist any liabilities (other than (i) under the Guarantee Agreement and the Security Agreement, (ii) its subordinated Guarantees under the Alamosa Delaware Indentures, (iii) other liabilities incurred in the ordinary course of business which are incident to being the lessee of real property or the purchaser, owner or lessee of equipment and (iv) taxes and other liabilities in the ordinary course in order to maintain its existence) or to engage in any business or activities other than the owning or leasing, as lessee, of Real Property Assets and the leasing, as lessor, or, as the case may be, subleasing, as sublessor, thereof to the Borrower, and the owning of Real Property-Related Equipment constituting fixtures thereto and the leasing thereof to the Borrower.

          SECTION 6.14. Designation of Unrestricted Subsidiaries. (a) Alamosa Delaware may not designate any Restricted Subsidiary as an Unrestricted Subsidiary and may hereafter designate any other Subsidiary as an Unrestricted Subsidiary under this Agreement (a "Designation") only if:


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

          (i) such Subsidiary does not own any Capital Stock of any Restricted Subsidiary;

          (ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (iii) after giving effect to such Designation and any related Investment to be made in such designated Subsidiary by Alamosa Delaware or any Restricted Subsidiary (which shall in any event include the existing Investment in such Subsidiary at the time it is designated as an Unrestricted Subsidiary), (A) any such existing Investment and related Investment would comply with Section 6.04 and (B) Alamosa Delaware and the Restricted Subsidiaries would be in compliance with each of the Financial Covenants, calculated on a pro forma basis as if such Designation and Investment had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by Alamosa Delaware pursuant to
     Section 5.01(a) or (b);

          (iv) such designated Subsidiary is an unrestricted subsidiary under each of the Alamosa Delaware Indentures; and

          (v) Alamosa Delaware has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of a Financial Officer of Alamosa Delaware stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with the Financial Covenants in accordance with paragraph (iii) above.

          (b) Neither Superholdings, APCS, Alamosa Delaware nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 6.01 and 6.04 hereof. Each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into Alamosa Delaware or any Restricted Subsidiary or liquidate into or transfer substantially all its assets to Alamosa Delaware or any Restricted Subsidiary.

                                   ARTICLE VII

                                Events of Default


          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) Superholdings, Alamosa Delaware or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in
     Section 5.02, 5.04 (with respect to the existence of Superholdings, APCS, Alamosa Delaware or the Borrower), 5.11 or 5.15 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article and other than with respect to Section 5.10 as it applies to the Sprint Agreements, which are covered by clause (o) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods provided for in the instrument governing such Indebtedness);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;


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

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance) shall be rendered against Superholdings, APCS, Alamosa Delaware, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or the Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, valid and enforceable;

          (n) a Change in Control shall occur;

          (o) the termination of any Sprint Agreement, or the occurrence and continuation of (i) any "Event of Termination" as defined in any Sprint Agreement or (ii) any breach or default under the Consent and Agreement (other than a breach or default by the Administrative Agent) which breach or default entitles the Administrative Agent to exercise a right or remedy under or in connection with the Consent and Agreement;

          (p) the loss by any Loan Party of any rights to the benefit of, or the occurrence of any default or the termination of any rights under, in each case after giving effect to any grace or cure period with respect thereto, any application, marketing or other material agreements (other than the Sprint Agreements and the Consent and Agreement), which loss, occurrence or termination could reasonably be expected to result in a Material Adverse Effect;

          (q) the failure by Alamosa Delaware to make any payments required to be made with the FCC or any other Governmental Authority with respect to any License held by Alamosa Delaware or any Restricted Subsidiary or any Indebtedness or other payment obligations relating thereto as when due which failure could reasonably be expected to lead to the loss, termination, revocation, non-renewal or material impairment of any License (other than any immaterial Licenses) or otherwise result in a Material Adverse Effect; or

          (r) any termination (prior to the expiration of its term), revocation or non-renewal by the FCC of one or more Licenses (other than any immaterial Licenses) of Alamosa Delaware or its Restricted Subsidiaries,

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


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

                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Superholdings, APCS, Alamosa Delaware, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Superholdings, Alamosa Delaware, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.


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

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub- agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Superholdings, Alamosa Delaware or the Borrower, to it at Alamosa Holdings, Inc., 5225 South Loop 289, Suite 120, Lubbock, Texas 79424, Attention of Chief Financial Officer (Telecopy No. (806) 722-1423); and

          (b) if to the Administrative Agent, to Citicorp USA, Inc., Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention of Bilal

     Aman (Telecopy No. (302) 894-6120);

          (c) if to the Issuing Bank, to it at Citicorp USA, Inc., Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention of Bilal

     Aman (Telecopy No. (302) 894- 6120);

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.


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

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Superholdings, Alamosa Delaware, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or the scheduled date of any reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Superholdings, APCS, Alamosa Delaware or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any material portion of the Collateral from the Liens of the Security Documents (except as expressly provided in the Security Documents), without the written consent of each Lender, (viii) change the permitted uses of proceeds set forth in Section 5.11 or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Superholdings, Alamosa Delaware, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Superholdings, Alamosa Delaware, the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out- of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent or the Issuing Bank as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, neither Superholdings, Alamosa Delaware nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure and the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, or the assignment of outstanding Term Loans of a Lender without the proportionate assignment of then-existing undrawn Term Commitments of such Lender, provided that the aggregate amount of such assignments of outstanding Term Loans prior to the termination of the Term Commitments shall not exceed $125,000,000, (iv) any assignment of Term Loans hereunder shall include a pro rata assignment of Roberts Term Loans, WOW Terms Loans and Southwest Term Loans,
(v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Superholdings, Alamosa Delaware, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Superholdings, Alamosa Delaware, the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14,
2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND

GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          (b) Each of Superholdings, Alamosa Delaware and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co- Documentation Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Superholdings, Alamosa Delaware, the Borrower or its properties in the courts of any jurisdiction.

          (c) Each of Superholdings, Alamosa Delaware and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Superholdings, Alamosa Delaware or the Borrower. For the purposes of this Section, "Information" means all information received from Superholdings, Alamosa Delaware or the Borrower relating to Superholdings, Alamosa Delaware or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co- Documentation Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Superholdings, Alamosa Delaware or the Borrower; provided that, in the case of information received from Superholdings, Alamosa Delaware or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Release of Subsidiaries. (a) If (i) the Administrative Agent receives a certificate from the chief executive officer, the chief financial officer or treasurer of Alamosa Delaware certifying as of the date of that certificate that, after the consummation of the transaction or series of transactions described in reasonable detail satisfactory to the Administrative Agent in such certificate on such date, the Subsidiary Loan Party identified in such certificate will no longer be a Subsidiary of Alamosa Delaware and (ii) such transactions are consummated on such date in accordance with and without violating the provisions of this Agreement or any other Loan Document, then such Subsidiary's Guarantee shall automatically terminate and such Subsidiary shall cease to be a party to any Loan Document.

          (b) No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Loan Party under this Agreement, any other Guarantee, or any other Loan Document, all of which obligations continue to remain in full force and effect. (c) The Lenders shall, at Alamosa Delaware's expense, execute such documents as Alamosa Delaware may reasonably request to evidence such termination or cessation, as the case may be.

          SECTION 9.15. Roberts Term Loans, WOW Term Loans and Southwest Term Loans. Notwithstanding anything to the contrary herein contained, it is recognized and agreed by the parties hereto that the credit accommodations being provided hereunder are being set forth in the form of a single Credit Agreement for convenience only and that the Roberts Term Loans in an aggregate principal amount up to $20,000,000 which refinance a portion of the Existing Roberts Indebtedness, the WOW Term Loans in an aggregate principal amount up to $10,000,000 which refinance a portion of the Existing WOW Indebtedness and the Southwest Term Loans in an aggregate principal amount up to $53,000,000 which refinance the Existing Southwest Indebtedness are being considered by the parties hereto as separately identifiable term loans which as stated above are included in this Agreement for convenience only.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   ALAMOSA HOLDINGS, INC.,

                                       by
                                       /s/ David E. Sharbutt
                                       --------------------------------------
                                       Name:   David E. Sharbutt
                                       Title:  President

                                   ALAMOSA (DELAWARE), INC.,

                                       by:
                                       /s/ David E. Sharbutt
                                       --------------------------------------
                                       Name:   David E. Sharbutt
                                       Title:  President

                                       by:
                                       /s/ David E. Sharbutt
                                       --------------------------------------
                                       Name:   David E. Sharbutt
                                       Title:  President

                                   ALAMOSA HOLDINGS, LLC,

                                       by:
                                       /s/ David E. Sharbutt
                                       --------------------------------------
                                       Name:   David E. Sharbutt
                                       Title:  President

                                   CITICORP USA, INC.,
                                   individually and as
                                   Administrative Agent,

                                       by:
                                       /s/ J. Douglas Harvey
                                       --------------------------------------
                                       Name: J. Douglas Harvey
                                       Title: VP & Managing Director

                                   CITICORP NORTH AMERICA, INC.,

                                       by:
                                       /s/ J. Douglas Harvey
                                       --------------------------------------
                                       Name: J. Douglas Harvey
                                       Title: VP & Managing Director

                                   TORONTO DOMINION (TEXAS),
                                   INC., individually and as
                                   Syndication Agent,

                                       by
                                       /s/ Alva J. Jones
                                       --------------------------------------
                                       Name:  Alva J. Jones
                                       Title: Vice President

                                   EXPORT DEVELOPMENT
                                   CORPORATION, individually and
                                   as Co-Documentation Agent,

                                       by
                                       /s/ Robert Kelly
                                       --------------------------------------
                                       Name:  Robert Kelly
                                       Title: Financial Services Manager

                                       by
                                       /s/ Stephen Davies
                                       --------------------------------------
                                       Name:  Stephen Davies
                                       Title: Financial Services Manager

                                   FIRST UNION NATIONAL BANK,
                                   individually and as
                                   Documentation Agent,

                                       by
                                       /s/ Stephen G. Locke
                                       --------------------------------------
                                       Name:  Stephen G. Locke
                                       Title: Asst. Vice President

                                   THE BANK OF NOVA SCOTIA,

                                       by
                                       /s/ P.A. Weissenberger
                                       --------------------------------------
                                       Name:  P.A. Weissenberger
                                       Title: Authorized Signatory

                                   COBANK, ACB,

                                       by
                                       //s/ Anita Youngblut
                                       --------------------------------------
                                       Name:  Anita Youngblut
                                       Title: Vice President

                                   FORTIS CAPITAL CORP.,

                                       by
                                       /s/ Anita Youngblut
                                       --------------------------------------
                                       Name:  Anita Youngblut
                                       Title: Vice President

                                       by
                                      /s/ Hendrik Vroege
                                       --------------------------------------
                                       Name:   Hendrik Vroege
                                       Title:  Managing Director

                                       by
                                       /s/ Colm Kelly
                                       --------------------------------------
                                       Name:   Colm Kelly
                                       Title:  Asst. Vice President

                                   GENERAL ELECTRIC CAPITAL CORPORATION,

                                       by
                                       /s/  Molly S. Fergusson
                                       --------------------------------------
                                       Name:   Molly S. Fergusson
                                       Title:  Manager-Operations

                                   SOCIETE GENERALE,

                                       by
                                       /s/ Mark Vigil
                                       --------------------------------------
                                       Name:   Mark Vigil
                                       Title:  Director

                                   WESTDEUTSCHE LANDESBANK
                                   GIROZENTRALE, NEW YORK BRANCH,

                                       by
                                       /s/ Michael D. Peist
                                       --------------------------------------
                                       Name:   Michael D. Peist
                                       Title:  Director

                                       by
                                       /s/ Michael P. Sassos
                                       --------------------------------------
                                       Name:   Michael P. Sassos
                                       Title:  Director

                                   FRANKLIN FLOATING RATE TRUST,

                                       by
                                       /s/ Chauncey Lufkin
                                       --------------------------------------
                                       Name:  Chauncey Lufkin
                                       Title: Vice President

                                   IBM CREDIT CORPORATION,

                                       by
                                       /s/ Ronald J. Bachner
                                       --------------------------------------
                                       Name:  Ronald J. Bachner
                                       Title: Manager, Commercial
                                              & Vendor Financing Sales Americas

                                   FRANKLIN FLOATING RATE MASTER SERIES,

                                       by
                                       /s/ Ronald J. Bachner
                                       --------------------------------------
                                       Name:  Ronald J. Bachner
                                       Title: Manager, Commercial
                                              & Vendor Financing Sales
                                              Americas

                                       by
                                       /s/ Chauncey Lufkin
                                       --------------------------------------
                                       Name:  Chauncey Lufkin
                                       Title: Vice President

                                   OPPENHEIMER SENIOR FLOATING RATE FUND,

                                       by
                                       /s/ David Mabry
                                       --------------------------------------
                                       Name:  David Mabry
                                       Title: Vice President

                 FIRST AMENDMENT AND WAIVER dated as of May 8,



         2001 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of February 14, 2001, as amended and restated as of March 30, 2001 (the "Credit Agreement"), among ALAMOSA HOLDINGS, INC. ("Superholdings"), among ALAMOSA (DELAWARE), INC. ("Alamosa Delaware"), ALAMOSA HOLDINGS, LLC (the "Borrower" and, together with Superholdings and Alamosa Delaware, the "Alamosa Parties"), the Lenders party thereto (the "Lenders"), EXPORT DEVELOPMENT CORPORATION, as Co-Documentation Agent, FIRST UNION NATIONAL BANK, as Documentation Agent, TORONTO DOMINION (TEXAS), INC., as Syndication Agent, and CITICORP USA, INC., as Administrative Agent and Collateral Agent (the "Agent").

         WHEREAS the Alamosa Parties have requested that certain provisions of the Credit Agreement be amended and that certain provisions of the Credit Agreement be waived, in the manner provided for in this Amendment, and the Lenders are willing to agree to such amendments and waiver on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

         2. Amendment and Waiver. (a) Article V of the Credit Agreement is hereby amended by adding a new Section 5.16 as follows:

          "SECTION 5.16. Delivery of Revised Business Plans. Within 30 days after the effective date of the First Amendment and Waiver to this Agreement, dated as of May 8, 2001, among the Alamosa Parties and the Required Lenders, Alamosa Delaware shall deliver to the Lenders an 8-year business plan of each of Alamosa Delaware and the Borrower, in form and substance satisfactory to the Required Lenders."

         (b) The Lenders hereby expressly waive any Defaults or Events of Default arising from, and any rights or remedies in connection with, any breach by the Alamosa Parties of, or failure by the Alamosa Parties to comply with,
Section 6.12(d)(i) of the Credit Agreement with respect to the fiscal quarter ending March 31, 2001; provided, however, Alamosa Delaware will not, and will not permit its Restricted Subsidiaries to, (i) make any Investments in or any loans or advances to, or provide Guarantees of Indebtedness of, any Restricted Subsidiary that is not a Loan Party pursuant to
Section 6.04(d)(ii), (e), (f) or (l) or (ii) make any Restricted Payments pursuant to Section 6.08(a)(vi).

         3. Effect of Amendment and Waiver. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Lenders, the Collateral Agent, the Syndication Agent, the Co-Documentation Agent, the Documentation Agent or the Administrative Agent under the Credit Agreement, as amended by this Amendment, or any other Loan Amendment, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended by this Amendment, or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Alamosa Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended by this Amendment, or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement set forth herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

         4. Representations and Warranties. Each of the Alamosa Parties hereby represents and warrants to the Agent and the Lenders as of the date hereof as follows:

         (a) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

         (b) The execution, delivery and performance by the Alamosa Parties of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of each of the Alamosa Parties, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (c) All representations and warranties of the Alamosa Parties contained in the Credit Agreement (other than representations or warranties expressly made only on and as of the Restatement Effective Date) are true and correct in all material respects as of the date hereof.

         5. Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions prior to 10:00 a.m., New York time, on May 9, 2001:

         (i) the Agent shall have received counterparts hereof duly executed and delivered by the Alamosa Parties and the Required Lenders; and

         (ii) the Borrower shall have paid an amendment fee to each Lender that has delivered an executed counterpart of this Amendment to the Agent by 12:00 p.m., New York time, on May 8, 2001, equal to .125% of the aggregate amount of such Lender's Term Loans, Revolving Exposure and unutilized Commitments at such time (such payment to be made by wire transfer of immediately available funds to the Agent for the respective accounts of such Lenders).

         6. Expenses. The Alamosa Parties, jointly and severally, agree to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

         7. GOVERNING LAW; COUNTERPARTS. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                   ALAMOSA HOLDINGS, INC.,

                                     by
                                        -------------------------------
                                        Name:
                                        Title:



                                   ALAMOSA (DELAWARE), INC.,

                                     by
                                        -------------------------------
                                        Name:
                                        Title:



                                   ALAMOSA HOLDINGS, LLC,

                                     by
                                        -------------------------------
                                        Name:
                                        Title:



                                   CITICORP USA, INC., individually and
                                   as Administrative Agent,

                                     by
                                        -------------------------------
                                        Name:
                                        Title:

                                   CITICORP NORTH AMERICA, INC.,



                                     by
                                        -------------------------------
                                        Name:
                                        Title:

                                                               SIGNATURE PAGE to
                                                     FIRST AMENDMENT AND WAIVER,
                                                         dated as of May 8, 2001
                                                        to ALAMOSA HOLDINGS, LLC
                                           AMENDED AND RESTATED CREDIT AGREEMENT








                           To approve the First Amendment and Waiver:

                           Name of Institution:
                                                -------------------------------

                                             by
                                                -------------------------------
                                                Name:
                                                Title: